UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

COGENT COMMUNICATIONS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(l) and 0-11

To Our Fellow Stockholders:
The COVID-19 pandemic continued to impact the Company and the Board in unexpected ways during 2021. We have taken measures to transition back to pre-pandemic normality, such as holding an in-person Board meeting in November 2021, our first in-person meeting since the beginning of the pandemic. Our employees also largely returned to the office on a full-time basis in the fall of 2021. At the same time, the unpredictable nature of the pandemic continued to manifest itself. The rapid spread of the Omicron variant in December of 2021 led the Company to shift back to operating remotely on a temporary basis. As a Board we remain focused on balancing the health and safety of our employees with the continued seamless operation of our business. We discussed both issues regularly with management throughout the year, and are pleased with the steps taken to protect our employees and to keep expanding Cogent’s business during this time.
During 2021, we continued to focus on corporate governance, continued alignment of compensation with the Company’s performance and stockholders’ interests, and oversight of the Company’s commitment to addressing environmental and social concerns. We are pleased to report to you the following progress in the Company’s efforts in these areas:
Corporate Governance
At the end of 2021, we bid farewell to Carolyn Katz, who served as a director of the Company since 2019. We are grateful for her work and dedication to the Company and thank her for her service.
We welcomed Paul de Sa to our Board in 2021. We believe Paul’s regulatory and business expertise provides an added dimension to the capabilities and knowledge of the Board. We greatly look forward to working with Paul in the future.
Lastly, if the increase in the size of the Board is approved by our stockholders, the Board intends to appoint Deneen Howell to the Board. Deneen brings a deep knowledge of corporate governance and executive compensation to the Board as well as a long history in the area of media and content development.
The appointment of Paul de Sa and the prospective appointment of Deneen Howell underscore the Board’s commitment to a diverse board that encompasses a variety of knowledge, experience and skills and that reflects the gender and ethnic diversity of our workforce.
These appointments would increase the diversity of our Board and decrease the average tenure of our independent directors from 8.0 years as of March 1, 2021 to 7.5 years as of May 4, 2022.
Executive Compensation
Our number one executive compensation priority is to align compensation with Company performance.
In 2022, all of our Chief Executive Officer’s cash compensation will be performance-based. Over 95% of our CEO’s target direct compensation for 2022 is in the form of long-term equity awards, and over 50% of this equity compensation is performance-based using the same metrics we have used for the last three years. As a reminder, these metrics include revenue and cash flow growth as well as total shareholder return. By recommendation of the Compensation Committee, the Board adjusted our CEO’s long-term equity award for 2022 to reflect the increase in the Company’s stock price. Over 70% of senior management compensation is in the form of long-term equity awards, and 20% of this equity compensation is performance-based.
The Board also sought to maintain the correct balance between our executive compensation priorities and our obligations to our stockholders in the area of share pledging by executive officers. The Board recognizes that pledging of Company shares by executive officers can pose a risk to stockholders. At the same time, the Board believes that ownership of company shares by executive officers is desirable because it aligns their economic interests with that of the company and should be encouraged. As a result, the Board is reluctant to impose rules that encourage, if not require, that executive officers sell Company stock to meet their financial and tax obligations. To balance these competing concerns, the Board has determined that within certain limits and in appropriate circumstances pledging of company shares by executive officers, subject to approval by the Audit Committee and the Board, is acceptable in order to maintain the alignment of interests between executive officers and stockholders.
Environmental and Social Concerns
The Company is committed to increasing the long-term sustainability of the business by increasing the efficiency of its electrical usage and by reducing the greenhouse gases emitted by the operation its network and data centers. In 2021, the required electricity to operate our network (excluding Company owned data centers) on a kWh per byte basis decreased by 12.4% and the carbon emitted on a per byte basis also declined by 18.8% Since 2017, the amount of electricity required to operate our network on a per byte basis has declined at a rate of 16.6% per annum. The Company also continues to explore other ways to reduce its carbon footprint and to increase the amount of electricity that is secured from renewable sources. The Company is pleased to report that the construction of its 1 Megawatt Solar Array at its datacenter in Pasadena, California has received all state and local approvals and is near completion. In 2021, we engaged with our five largest carrier neutral data center (“CNDC”) operators to better understand their sustainability strategies as we source a significant portion of our electricity from them. Most of these operators have pledged to become carbon neutral over the next decade and each has already made substantial progress in sourcing and offering power from renewable sources. In 2021 alone, we estimate that in working with these CNDC operators we have identified the reduction of almost 4,600 mt Coe2 of emissions from our activities. Indeed, we estimate that despite an increase in electrical usage and traffic generation in 2021 versus 2020 and the addition of over 100 new CNDCs that our carbon emissions emitted as a result of our network and data center activities declined by 1700 metric tons or 5.0% as a result of our purchases of carbon offsets and the selection of CNDCs which provide renewable energy.
The Board reaffirmed the Company’s commitment’s to hiring and maintaining a diverse workforce. In addition, in 2021, the Company spent significant resources on training to improve productivity, retention and diversity.
The Board remains intensely focused on our obligations to you, our stockholders, and to our wider set of stakeholders. We believe that continued transparency with respect to both the process and substance of our actions is critical to our oversight responsibilities. As always, we invite and welcome your input on any issues of concern.
On behalf of the Board, we thank you for your support and look forward to your attendance at the Annual Meeting.
Dave Schaeffer Chairman	Marc Montagner Lead Independent Director
March      , 2022

2450 N Street, NW
Washington, D.C. 20037
(202) 295-4200
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2022
The Annual Meeting of Stockholders of Cogent Communications Holdings, Inc., a Delaware corporation (the “Company”), will be held on May 4, 2022, at 9:00 a.m., Eastern Time, at the Company’s offices at 2450 N Street, NW, Washington, D.C. 20037, for the following purposes:
1.
To elect seven directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected or appointed.

2.
To approve the amended and restated bylaws of the Company, as attached hereto as Annex A, for the sole purpose of amending Section 12 of the bylaws to increase the size of the Board of Directors to nine (9) directors from the current seven (7) directors.

3.
To vote on the ratification of the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accountants for the Company for the fiscal year ending December 31, 2022.

4.
To hold an advisory vote to approve named executive officer compensation.

5.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed Proxy Statement.
The Board of Directors has fixed March 7, 2022 as the record date for determining stockholders entitled to vote at the Annual Meeting of Stockholders.
The Company’s Proxy Statement is attached hereto. Financial and other information about the Company is contained in the enclosed 2021 Annual Report to Stockholders for the fiscal year ended December 31, 2021.
You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Ried Zulager; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.
By Order of the Board of Directors,
Ried Zulager, Secretary
Washington, D.C.
March      , 2022

COGENT COMMUNICATIONS HOLDINGS, INC.
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held at 9:00 a.m., May 4, 2022
The proxy statement and annual report to stockholders (Form 10-K) are available at: https://www.cogentco.com/en/about-cogent/investor-relations/reports.
The annual meeting of the stockholders of Cogent Communications Holdings, Inc. (“Cogent” or the “Company”) will be held at 9:00 a.m., Eastern Time, on May 4, 2022 at Cogent’s offices at 2450 N Street, NW, Washington, D.C. 20037. The matters to be covered are noted below:
1.
Election of directors;

2.
To approve the amended and restated bylaws of the Company, as attached hereto as Annex A, for the sole purpose of amending Section 12 of the bylaws to increase the size of the Board of Directors to nine (9) directors from the current seven (7) directors;

3.
Ratification of appointment of Ernst & Young LLP as independent registered public accountants for the fiscal year ending December 31, 2022;

4.
Advisory vote to approve named executive officer compensation; and

5.
Other matters as may properly come before the meeting.

The Board of Directors of Cogent recommends voting FOR the election of each director nominee named in Proposal 1 — Election of Directors, FOR Proposal 2 — approval of the amended and restated bylaws of the Company for the sole purpose of increasing the size of the Board of Directors to nine (9) directors from the current seven (7) directors, FOR Proposal 3 — Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2022, and FOR Proposal 4 — Advisory Vote to Approve Named Executive Officer Compensation.
You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Ried Zulager; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.

2450 N Street, NW
Washington, D.C. 20037
(202) 295-4200
PROXY STATEMENT
The Board of Directors (the “Board”) of Cogent Communications Holdings, Inc. (referred to herein as the “Company,” “Cogent,” “we,” “us,” or “our”), a Delaware corporation, is soliciting your proxy on the proxy card enclosed with this Proxy Statement. Your proxy will be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held in person on May 4, 2022, at 9:00 a.m., Eastern Time, at the Company’s offices at 2450 N Street, NW, Washington, D.C. 20037, and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and the 2021 Annual Report to Stockholders are first being mailed to stockholders on or about March      , 2022.
VOTING SECURITIES
Voting Rights and Outstanding Shares
Only stockholders of record on the books of the Company as of 5:00 p.m., March 7, 2022 (the “Record Date”), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the outstanding voting securities of the Company consisted of 47,982,034 shares of common stock, par value $0.001 per share.
Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. In general, our bylaws (the “Bylaws”) provide that a quorum consists of a majority of the shares issued and outstanding and entitled to vote, the holders of which are present in person or represented by proxy. Broker non-votes (which occur when a brokerage firm has not received voting instructions from the beneficial owner on a non-routine matter, as defined under applicable rules and as discussed in greater detail below) and abstentions are counted for purposes of determining whether a quorum is present.
Except in very limited circumstances, the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at a duly held meeting at which a quorum is present is required under the Bylaws for approval of proposals presented to stockholders.
Proxies
The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by:
•
delivering written notice of revocation to the Company, Attention: Ried Zulager;

•
delivering a duly executed proxy bearing a later date to the Company; or

•
attending the Annual Meeting and voting in person.

Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted “FOR” the election of each director nominee, “FOR” the approval of the amended and restated Bylaws for the sole purpose of increasing the size of the Board of Directors to nine (9) directors from the current seven (7) directors, “FOR” the ratification of the appointment by the Audit Committee of the

Board (the “Audit Committee”) of Ernst & Young LLP as independent registered public accountants, and “FOR” the non-binding approval of the compensation of the named executive officers.
Proposals 1, 2 and 4 are matters considered non-routine under applicable rules. A broker or other nominee cannot vote on these non-routine matters without specific voting instructions, and therefore there may be broker non-votes on these proposals.
Proposal 3 is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters without specific voting instructions, and therefore no broker non-votes are expected to exist in connection with Proposal 3.
Broker non-votes will not be deemed to have voting power and thus will have no effect on voting. However, abstentions will be treated as present and having voting power, and accordingly will have the effect of a negative vote for purposes of determining the approval of Proposals 1, 2, 3 and 4.
The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.
The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or e-mail.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Seven directors are to be elected at the Annual Meeting to serve until their respective successors are elected and qualified. Nominees for election to the Board shall be approved by the affirmative vote of the holders of a majority of shares of our common stock present in person or represented by proxy at the Annual Meeting.
In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.
Set forth below is certain additional information concerning the seven directors of the Company nominated to be elected at the Annual Meeting:
Dave Schaeffer, age 65, founded our Company in August 1999 and is our Chairman of the Board, Chief Executive Officer and President. Prior to founding the Company, Mr. Schaeffer was the founder of Pathnet, Inc., a broadband telecommunications provider, where he served as Chief Executive Officer from 1995 until 1997 and as Chairman from 1997 until 1999. Mr. Schaeffer has been a director since 1999. Mr. Schaeffer serves as both Chairman and Chief Executive Officer (“CEO”) because he is the founder of the Company and has led the Company and the Board since the Company was founded. For this reason he has been nominated to continue serving on the Board. Since 2014, Mr. Schaeffer has been a director of CyberArk Software Ltd. (NASDAQ: CYBR), a publicly traded Israeli company.
Marc Montagner, age 60, has served on our Board since April 2010 and has served as our Lead Independent Director since February 2020. Since February 2022, Mr. Montagner has been a director of Intelsat, a satellite operator based in Virginia, and serves as the Chair of the Audit Committee. Mr. Montagner served as Chief Financial Officer at Endurance International Group Holdings, Inc. (NASDAQ: EIGI), from 2015 to 2021. He was previously Chief Financial Officer at LightSquared from 2012 until August 2015. Previously, he had been Executive Vice President of Strategy, Development and Distribution at LightSquared. On May 14, 2012, LightSquared filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Prior to joining LightSquared in February of 2009, Mr. Montagner was Managing Director and Co-Head of the Global Telecom, Media and Technology Merger and Acquisition Group at Banc of America Securities. Until August of 2006, he was Senior Vice President, Corporate Development and M&A with the Sprint Nextel Corporation. Prior to this, Mr. Montagner had the same responsibilities with Nextel Communications. Prior to 2002, Mr. Montagner was a Managing Director in the Media and Telecom Group at Morgan Stanley. Prior to joining Morgan Stanley, Mr. Montagner worked for France Télécom in New York where he was Head of Corporate Development for North America. Mr. Montagner has been nominated to continue serving on the Board due to his extensive experience in the telecommunications industry, specifically with respect to operational, financial and strategic matters.
D. Blake Bath, age 59, has served on our Board since November 2006. He is currently a private investor and engaged in philanthropic concerns. He is on the boards of the Loyola Marymount University Seaver College of Engineering and the University of Michigan’s Chemical Engineering Advisory Board. From 2006 to 2016 he was the Chief Executive Officer of Bay Bridge Capital Management, LLC, an investment firm in Bethesda, MD. From 1996 until 2006, Mr. Bath was Managing Director at Lehman Brothers and, as a senior equity research analyst for Lehman Brothers, was Lehman’s lead analyst covering wireline and wireless telecommunications services. Prior to joining Lehman Brothers he was the primary telecommunications analyst at Sanford C. Bernstein from 1992 to 1996. From 1989 to 1992 he was an analyst in the Strategic Planning and Corporate Finance organizations at MCI Communications. Mr. Bath has been nominated to continue serving on the Board because of his wide experience with the telecommunications industry which allows him to contribute a broad perspective to discussions about the Company’s future activities and its place in the current competitive landscape.
Steven D. Brooks, age 70, has served on our Board since October 2003. Mr. Brooks is a private investor. He was Managing Partner of BCP Capital Management from 1999 to 2009. From 1997 until 1999, Mr. Brooks headed the technology industry mergers and acquisition practice at Donaldson, Lufkin & Jenrette. Previously, Mr. Brooks held a variety of positions in the investment banking and private equity fields, including: Head of Global Technology Banking at Union Bank of Switzerland, Managing Partner of Corporate Finance at Robertson Stephens, founder and Managing Partner of West Coast technology investment banking at Alex Brown & Sons, and Principal at Rainwater, Inc., a private equity firm in Fort Worth, Texas. Mr. Brooks has been nominated to continue serving on the Board because of his extensive experience with firms such as Cogent and with public market activities of such companies. Having been involved with the Company since its early days he also brings extensive historical perspective to the Board.
Lewis H. Ferguson III, age 77, has served on our Board since October 2018. From 2011 to 2018 he served two terms as a board member of the Public Company Accounting Oversight Board (“PCAOB”), the oversight body for auditors of U.S. public companies. Mr. Ferguson served as Vice-Chair and Chair of the International Forum of Independent Audit Regulators, the international coordinating body of more than 50 independent audit regulators throughout the world, from 2012 to 2015. Mr. Ferguson also served as the first general counsel of the PCAOB from 2004 to 2007. Prior to his service at the PCAOB, Mr. Ferguson was a partner at the law firm of Williams & Connolly, LLP from 1979 to 1993 and 1998 to 2003, and at the law firm of Gibson, Dunn & Crutcher, LLP (“Gibson Dunn”) from 2007 to 2011. Mr. Ferguson has at various times served on the boards of seven companies, two public and five private. The two public companies were Wright Medical Technologies (1994 to 1997) and Cogent Communications Group, Inc., a predecessor of the Company (2007 to 2009). Mr. Ferguson has been nominated to continue serving on the Board due to his extensive experience with audit matters, corporate finance, and corporate governance.
Sheryl Kennedy, age 67, has served on our Board since November 2019. Ms. Kennedy serves on the board of directors of Private Debt Partners, Inc., serving on the Audit, Finance and Risk Committee and a Director of the CLS Group Holdings AG, serving on the Audit and Finance, the Nominating and Governance, and the Chairs Committees and also as Chair of the board of its subsidiary, CLS UK Intermediate Holdings Ltd. Ms. Kennedy served as non-executive Chair of Promontory Financial Group Canada, an IBM Company, during the course of 2019, and previously was CEO of Promontory Canada from 2009 through 2018. From 1994 to 2008 she was Deputy Governor of the Bank of Canada and chaired the Markets Committee at the Bank for International Settlements in Basel, Switzerland from 2003 to 2006. She also served as Senior Advisor for International Strategy for Scotiabank in 2006. Prior to her time with the Bank of Canada, Ms. Kennedy worked in the Canadian federal Department of Finance and served as Finance Counsellor at the Canadian Embassy in Paris, France. Ms. Kennedy serves on the University of Waterloo Board of Governors chairing both its Pension Investment Committee and Responsible Investing Advisory Group and serving as a member of its Finance and Investment Committee, is a Trustee of the Anglican Church of Canada General Synod Pension Plan and Chair of its Asset Mix Committee and is Vice Chair of the Mothers Matter Centre. She is a graduate of the University of Waterloo and Harvard University. Ms. Kennedy has been nominated to continue serving on the Board due to her experience in the oversight of public company auditing, risk management, financial system management, regulation and corporate responsibility and sustainability, together with her international experience.
Paul de Sa, age 50, has served on our Board since December 2021. Mr. de Sa is a co-founder and partner of Quadra Partners, a telecommunications advisory firm founded in 2017. From 2009 to 2012 and again from 2016 to 2017, Mr. de Sa served as Chief of the Office of Strategic Planning at the U.S. Federal Communications Commissions (FCC). During his time at the FCC, Mr. de Sa focused on transaction reviews, and spectrum and broadband policy. From 2012 to 2016, he was a Senior Analyst at Bernstein Research. Prior to his government service, Mr. de Sa was a Partner at McKinsey & Company, serving communications and private-equity clients from the firm’s Washington, D.C., and Seoul offices., Mr. de Sa is a director of the Coalition for Green Capital, a non-profit that works with national, state and local governments to establish green bank financial institutions for the deployment of sustainable technologies. Mr. de Sa holds a doctorate in theoretical physics from Oxford and a B.A. from Cambridge. He was also a John F. Kennedy Memorial Scholar at MIT and researched technology policy as a post-doctoral fellow at Harvard University. Mr. de Sa has been nominated to continue service on the Board due to his experience in the communications industry, regulatory background, sustainability and corporate finance.
If the amendment of the Company’s Bylaws is approved by stockholders, the Board expects to appoint Deneen Howell to fill one of the vacancies resulting from the increase in the size of the Board. The Board has not yet identified a candidate for the second vacancy that would be created by the amendment of the Company’s Bylaws but expects that such candidate will be consistent with the Board’s stated goal of increasing the diversity of the Board.
Deneen Howell, age 50, is an attorney in private practice and has been practicing since 1998. Ms. Howell’s practice includes advising former government officials, senior executives, public speakers, broadcasters and journalists (many of whom also are authors) in their professional pursuits; and counseling privately held businesses and non-profit organizations in employment and publishing-related matters. Ms. Howell also has an extensive executive compensation practice where she represents top executives as well as fiduciary and advisory board members of public and privately-held companies. Ms. Howell serves as co-chair of her firm’s Transactions and Business Counseling practice, and its Employment Counseling practice group and as chair of its Budget Committee. Ms. Howell is a graduate of Yale University and Stanford Law School. Ms. Howell’s expected appointment is based upon her extensive experience in the areas of media and content development, executive compensation, internal corporate compliance and corporate governance.
Listed below are certain areas of knowledge, skills and experience that we consider important for our directors in light of our current business strategy and structure. The table below includes the primary skills and experience of each director nominee that led our Board to conclude that he or she is qualified to serve on our Board. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contribution to the Board, and the type and degree of knowledge, skills and experience listed below may vary among the nominees.
Board	Schaeffer	Montagner	Bath	Brooks	Ferguson	Kennedy	de Sa	Howell
Knowledge, Skills and Experience
Public Company Board Experience	x	x	x	x	x	x
Financial	x	x	x	x	x	x	x
Risk Management	x	x	x		x	x
Accounting	x	x	x	x	x
Corporate Governance/Ethics	x		x	x	x	x		x
Legal/Regulatory	x			x	x	x	x	x
HR/Compensation	x					x		x
Executive Experience	x	x	x	x		x
Operations	x	x						x
Strategic Planning/Oversight	x	x	x	x	x	x	x	x
Technology	x	x	x	x
Mergers and Acquisitions	x	x		x	x		x	x
Telecom/Internet Industry	x	x	x	x			x
Academia/Education	x		x	x	x	x

If the nominees are elected and Ms. Howell is appointed, the average tenure of our independent directors would decrease from 8.0 years as of March 1, 2021 to 7.5 years as of May 4, 2022.
Board Diversity Matrix (As of March 1, 2022)*
Total Number of Directors	7 (8)
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1 (2)	6
Part II: Demographic Background
African American or Black	(1)
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

*
Figures in parentheses reflect the appointment of Deneen Howell to the Board if the amendment to the Company’s Bylaws is approved.

Unless marked otherwise, proxies received will be voted “FOR” the election of each of the nominees named above.
Recommendation of the Board of Directors:
The Board recommends a vote “FOR” the election of all nominees named above.

PROPOSAL NO. 2
BYLAW AMENDMENT TO INCREASE THE SIZE OF THE BOARD TO NINE DIRECTORS
We are asking stockholders to approve the amended and restated Bylaws for the sole purpose of amending Article 3, Section 12 of the Bylaws to increase the number of directors that shall constitute the whole Board to nine (9) from seven (7).
The Board believes an increase in its size will provide the opportunity to add new directors with demonstrated experience and expertise relevant to our business, operations, and industry. The Board believes this increase in the size of the Board is in the best interests of the Company and its stockholders.
On February 23, 2022, the Board approved, subject to stockholder approval, the amended and restated Bylaws to increase the number of directors that shall constitute the whole Board to nine (9) from seven (7). No other changes are being made to the Bylaws. The full text of the amended and restated Bylaws is attached hereto as Annex A.
If the amendment of the Company’s Bylaws is approved by stockholders, the Board expects to appoint Deneen Howell to fill one of the vacancies resulting from the increase in the size of the Board. The Board has not yet identified a candidate for the second vacancy that would be created by the amendment of the Company’s Bylaws but expects that such candidate will be consistent with the Board’s stated goal of increasing the diversity of the Board.
Deneen Howell, age 50, is an attorney in private practice and has been practicing since 1998. Ms. Howell’s practice includes advising former government officials, senior executives, public speakers, broadcasters and journalists (many of whom also are authors) in their professional pursuits; and counseling privately held businesses and non-profit organizations in employment and publishing-related matters. Ms. Howell also has an extensive executive compensation practice where she represents top executives as well as fiduciary and advisory board members of public and privately-held companies. Ms. Howell serves as co-chair of her firm’s Transactions and Business Counseling practice, and its Employment Counseling practice group and as chair of its Budget Committee. Ms. Howell is a graduate of Yale University and Stanford Law School. Ms. Howell’s expected appointment is based upon her extensive experience in the areas of media and content development, executive compensation, internal corporate compliance and corporate governance.
Recommendation of the Board:
The Board recommends a vote “FOR” the approval of the amended and restated Bylaws of the Company for the sole purpose of increasing the size of the Board to nine (9) directors from the current seven (7) directors.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal years 2020 and 2021 are described under “Relationship with Independent Registered Public Accountants — Fees and Services of Ernst & Young LLP,” below.
We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accountants. Although ratification is not required by the Bylaws or otherwise, the Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.
Representatives of Ernst & Young LLP will be available by telephone at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.
The affirmative vote of the holders of a majority of shares of our common stock present in person or represented by proxy at the Annual Meeting will be required for ratification. The Board recommends that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal year 2022. Unless marked otherwise, proxies received will be voted “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal year 2022.
In the event stockholders do not ratify the appointment, the appointment may be reconsidered by the Audit Committee and the Board. The Company believes that neither the Audit Committee nor the Board is obliged to make any such reconsideration under Delaware law, the rules of the stock exchange on which the Company is listed, or the rules promulgated by the Securities and Exchange Commission (“SEC”) that frame certain specific obligations of the members of all public company audit committees with respect to the selection of independent registered public accountants. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Recommendation of the Board of Directors:
The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal year 2022.

PROPOSAL NO. 4
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:
RESOLVED that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion is hereby APPROVED.
The affirmative vote of the holders of a majority of our shares of our common stock present in person or represented by proxy at the Annual Meeting will be required for approval.
Because the vote is advisory, it will not be binding upon our Board of Directors or the Compensation Committee. The Board values our stockholders’ opinions and the Compensation Committee will consider the outcome of the advisory vote when considering future executive compensation decisions. The Board has adopted a policy of providing for annual advisory votes from stockholders to approve named executive officer compensation. The next such vote will occur at the 2023 Annual Meeting of Stockholders.
In 2021, our stockholders approved the advisory vote on the compensation of our named executive officers. The vote was as follows: FOR: 38,832,746 shares; AGAINST: 2,075,963 shares; ABSTAIN: 230,825 shares; and 2,576,544 broker non-votes.
Our Board of Directors continues to believe that our CEO’s compensation arrangements are reasonable and appropriate in light of the following factors:
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Our CEO, Mr. Schaeffer, founded the Company and has successfully led us for more than 20 years. He is intimately involved in the financial, operational and technical aspects of our business; his knowledge of the Company and its marketplace is uniquely valuable;

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Our executive compensation program seeks to align executive officers’ interest to those of our stockholders by allocating a substantial portion of their target total direct compensation to the value of our common stock. Our program encourages long-term thinking by structuring equity awards with multi-year performance periods and/or vesting provisions;

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In 2021, our CEO’s entire target direct compensation was “at risk”. All of our CEO’s cash compensation was performance-based and was not payable until 2022.

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Over 95% of our CEO’s target direct compensation in 2021 was in the form of equity awards, all of which are earned or vest no sooner than 30 months from the grant date and a majority of this equity compensation is performance-based;

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With respect to our CEO’s 2021 performance-based equity award, the Compensation Committee maintained the vesting parameters originally established in 2020 following feedback from our stockholders. The vesting in 2025 of our CEO’s 2021 performance-based equity award is such that one-third (1∕3) vests based on the Company’s growth rate in revenue, one-third (1∕3) vests based on the Company’s growth rate in cash flow from operating activities and one-third (1∕3) vests based on our total stockholder return, with each portion subject to a cap;

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The targets for the Company’s growth rate in revenue and growth rate in cash flow from operating activities are set at 1.5 and 2.0 times, respectively, of the growth rates for the same metrics for companies comprising the NASDAQ Telecommunications Index; and

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The performance-based shares vest for each target (revenue growth, cash flow from operating activities growth and total stockholder return) only if the Company’s performance for that metric is positive. If the Company’s performance against the target is less than zero, then there is not vesting with respect to that target.

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The increase in value of our CEO’s long-term incentive compensation over the past several years has been entirely due to the increase in the value of the Company’s common stock; the Board believes this underscores the essential alignment of executive compensation with increases in value of our common stock.

Our executive compensation program is designed to attract, reward, and retain highly talented executives to achieve our corporate goals and to align the interests of our executive officers with the long-term interests of our stockholders. It aims to be transparent to our stockholders by being simple to understand and to link the compensation of our executive officers to our performance. It reflects the size, scope, and success of our business, as well as the responsibilities of our executive officers.
Our Board of Directors urges stockholders to carefully read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail our executive compensation philosophy, policies, and practices, as well as the Summary Compensation Table and other related compensation tables and the accompanying narrative discussion.
Recommendation of the Board of Directors:
Our Board of Directors recommends a vote “FOR” the resolution set forth above thereby approving, on an advisory basis, the compensation of the named executive officers as described in the Compensation Discussion and Analysis, Summary Compensation Table and related tables, and the accompanying narrative discussion as set forth in this Proxy Statement.

THE BOARD OF DIRECTORS AND COMMITTEES
Board Composition
Our Board of Directors currently consists of seven (7) directors: six (6) independent directors and Dave Schaeffer, our Chairman of the Board and Chief Executive Officer (“CEO”).
Mr. Schaeffer serves as CEO and Chairman of the Board. He is the founder of the Company and owns approximately 10.2% of the Company’s stock. His dual role was established more than 20 years ago when he founded the Company. The Board regularly considers and evaluates this structure. The Board believes that the Company continues to be best served by a chairman who is involved with the Company on a full-time basis and possesses deep knowledge of its finances and operations.
The Board’s role in the Company is to provide general oversight of strategy and operations and to oversee the hiring, performance review, compensation review and termination, as applicable, of the executive officers of the Company. As part of its oversight of operations, it reviews the performance of the Company and the risks involved in the operations of the Company. The Board and the Audit Committee receive regular reports on the status of the Company’s internal controls and each has reviewed key operational risks. The Board’s risk oversight role is not affected by its leadership structure as all directors, other than Mr. Schaeffer, are independent directors and therefore have no conflict that might discourage critical review.
Lead Independent Director
Marc Montagner has served as the Company’s Lead Independent Director since February 2020. The Board believes that having a strong Lead Independent Director provides balance in the Company’s leadership structure and is in the best interests of the Company and its stockholders.
In addition to the responsibilities of all directors, our Lead Independent Director’s other duties, which are set forth in the Company’s Corporate Governance Guidelines (found on the Company’s website under the tab “About Cogent; Investor Relations; Governance” at www.cogentco.com.) and which the Board continues to evaluate through engagement with our stockholders, are:
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presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the Independent Directors;

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approving Board meeting schedules and agendas; and

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acting as the liaison between the Independent Directors and the Chief Executive Officer and Chair of the Board.

In addition, the Lead Independent Director is expected to:
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serve as a lead point of contact for stockholders, independent from management;

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call and preside at separate meetings of the Independent Directors, as appropriate;

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ensure that the Independent Directors have adequate opportunities to meet and discuss issues in executive session without non-Independent Directors or management present;

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communicate feedback from executive sessions to the Company’s senior management and Chair of the Board;

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communicate to management, as appropriate, the results of private discussions among Independent Directors;

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advise the Chair as to the quality, quantity and timeliness of the information submitted by management that is necessary or appropriate for the Independent Directors to effectively and responsibly perform their duties;

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recommend to the Board of Directors and the Committees of the Board the retention of advisers and consultants who report directly to the Board of Directors;

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respond directly to stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the Independent Directors as a group, with such consultation with the Chair and other directors as the Lead Independent Director may deem appropriate;

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ensure Chief Executive Officer development and succession planning;

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assist the Board and management in implementing and assuring compliance with the Company’s governance principles; and

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perform such other duties as the Board of Directors may from time to time delegate.

Stockholder Outreach
We are strongly committed to stockholder engagement and believe that regular communication with our stockholders is important to our long-term success. During the last year, we actively engaged with non-affiliated stockholders holding approximately 32% of our outstanding shares. These efforts built upon our extensive stockholder outreach efforts in 2019 and 2020, during which we actively engaged with non-affiliated stockholders holding approximately 38% and 20% of our outstanding shares, respectively. We scaled back our stockholder outreach efforts in 2021 after hearing from investor stewardship groups that a biennial or triennial outreach effort was preferred as well as due to the limitations created by the COVID-19 pandemic.
During our meetings the last several years, we heard from our stockholders that they desired greater disclosure and transparency regarding environmental and social responsibility concerns, including quantitative disclosures regarding such topics as the amount of power used by the business, employee demographics, gender pay equity and human capital development. Stockholders also requested that the Company add these disclosures to our Company website. In direct response to these requests, we have increased the amounts and scope of our disclosures on environmental and social issues in prior proxy statements and on our website. We value our stockholders’ interest in the Company and their views concerning best corporate governance practices and will continue to actively seek their input.
Stockholder Returns
The Board has consistently sought to provide returns to our stockholders. As a result of the combination of our operating performance and increased access to capital, the Company has returned $1,045.1 million to stockholders in the form of cash dividends and repurchases of shares of common stock since our registered public offering in June 2005.
We initiated dividends on our common stock in September 2012. Since that date, we have grown our quarterly dividend 8.6 times the original amount and have increased our dividend sequentially in each of the last 38 quarters. Over the past five years our dividend has grown at a compounded annual rate of 15.0%.
We have repurchased shares of our common stock during times of stock market volatility. Since initiating our stock repurchase program, we have repurchased 10.4 million shares of common stock for $239.5 million resulting in an average purchase price of $23.01 per share. Based upon those purchase dates and prices paid and assuming we sold those shares at the closing price of the Company’s stock on March 1, 2022, we would have created a 12.8% annual return on those purchases including the benefit of the dividends forgone on those shares.
Corporate Responsibility and Sustainability
The Board recognizes the Company’s obligation as a global citizen to operate in a responsible and sustainable manner. The Board has determined that the management and oversight of key non-financial risks and opportunities, such as workforce development, environmental sustainability and ethics, are critical responsibilities of the Board. The Board seeks to balance these obligations with its obligations to our shareholders. In recognition of the importance of these issues, in February 2021, the Board created the position of Chief Risk Officer and appointed John Chang, the Company’s Chief Legal Officer, to serve in this role.

The Company has updated the section of its website regarding corporate responsibility and sustainability, which can be found at www.cogentco.com/en/about-cogent/corporate-responsibility. This section includes a summary of our performance against the telecommunication services standards issued by the Sustainability Accounting Standards Board.
Oversight of our environmental reporting and sustainability efforts is included in the charter of the Audit Committee of our Board.
Board Operations and Committee Structure
The Board of Directors met seven times during 2021 and took one action by written consent. Each director attended at least 75% of the meetings of the Board for which he or she could have attended. Each director attended at least 75% of the meetings of the committees of the Board of which he or she was a member, except for Carolyn Katz who attended two of the three meetings of the Nominating and Corporate Governance Committee. The independent directors met five times. All of the directors attended the annual meeting of stockholders. During 2021, the Board had a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. As of March 1, 2022, the committee membership of the Board of Directors was as follows:
Director	Montagner	Bath	Brooks	Ferguson	Kennedy	de Sa
Audit Committee	x			x	x
Compensation Committee		x	x
Nominating and Corporate Governance Committee	x			x
Nominating and Corporate Governance Committee
We established our Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) in April 2005. The members of the committee are Marc Montagner (Chair) and Lewis Ferguson, each of whom are independent members of our Board. Carolyn Katz, also an independent member, served as a member of the committee during 2021 until her resignation in December 2021.
The charter of the Nominating and Corporate Governance Committee may be found on the Company’s website under the tab “About Cogent; Investor Relations; Governance” at www.cogentco.com. Pursuant to its charter, the Nominating and Corporate Governance Committee’s tasks include assisting the Board in identifying individuals qualified to become Board members, recommending to the Board director nominees to fill vacancies in the membership of the Board as they occur and, prior to each annual meeting of stockholders, recommending director nominees for election at such meeting.
The Nominating and Corporate Governance Committee has prioritized increasing the diversity of the Board, which includes gender and/or racial diversity. It does not have precise measures for the optimal range and type of diversity desirable. Instead, it and the Board seek candidates with a broad range of experience and perspective. Board candidates are considered based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, integrity and any other factors appropriate in the context of an assessment of the committee’s understood needs of the Board at that time. In addition, the Nominating and Corporate Governance Committee considers whether an individual satisfies criteria for independence as may be required by applicable regulations. Further, the Company seeks highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.
The Nominating and Corporate Governance Committee has the sole authority to retain, compensate, and terminate any search firm or firms to be used in connection with the identification, assessment, and/or engagement of directors and director candidates. No such firm has been retained by the Company in the past.
The Nominating and Corporate Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. The Company has not to date adopted a formal process because it believes that the informal consideration process has been adequate. The committee intends to review periodically whether a more formal policy should be adopted. Any stockholder wishing to suggest a name for committee consideration should comply with the provisions of the Company’s Bylaws, including, without limitation, sending the name of the nominee and related personal information to the Nominating and Corporate Governance Committee, in care of our Secretary, at least three months before the next annual meeting to ensure meaningful consideration by the Nominating and Corporate Governance Committee. See “Stockholder Proposals” for Bylaw requirements for nominations.
The Nominating and Corporate Governance Committee had three formal meetings in 2021.
Compensation Committee
The Compensation Committee is responsible for determining the compensation for our executive officers and administering our compensation programs. The Compensation Committee is also responsible for overseeing the Company’s human capital management. The members of the Compensation Committee are Blake Bath (Chair) and Steven Brooks, each of whom are independent members of our Board. Carolyn Katz, also an independent member, served as a member of the committee during 2021 until her resignation in December 2021.
The Compensation Committee had eight formal meetings in 2021. Cash compensation and equity compensation awards for all of our executive officers of the Company were considered during these meetings, and Mr. Schaeffer was absent from any discussions concerning his compensation. The charter of the Compensation Committee is available under the tab “About Cogent; Investor Relations; Governance” at www.cogentco.com.
Audit Committee
The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are Lewis Ferguson (Chair), Marc Montagner and Sheryl Kennedy, each of whom are independent members of our Board. The Board has determined that each of Mr. Ferguson, Mr. Montagner and Ms. Kennedy qualifies as an “audit committee financial expert”, as that term is defined in the Exchange Act. The responsibilities of the Audit Committee include:
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the appointment, compensation, retention and oversight of our independent registered public accountants;

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reviewing with our independent registered public accountants the plans and results of the audit engagement;

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pre-approving professional services provided by our independent registered public accountants;

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reviewing our critical accounting policies, our Annual and Quarterly reports on Forms 10-K and 10-Q, and our earnings releases;

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reviewing the independence of our independent registered public accountants, including the types and amounts of non-audit services and fees provided by our independent registered public accountants;

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considering the impact on the Company of changing the independent registered public accountants;

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reviewing the adequacy of our internal accounting controls and overseeing our ethics program;

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reviewing our data security and data privacy programs; and

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overseeing management of environmental and sustainability risks.

The Audit Committee met six times during 2021. In addition, the Chair of the Audit Committee conducted regular calls with the lead partner of our independent registered public accountant and periodic calls with the Company’s personnel responsible for information security. The charter of the Audit Committee may be found under the tab “About Cogent; Investor Relations; Governance” at www.cogentco.com.

Audit Committee Report
To the Board of Directors:
We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021.
We have discussed with the independent registered public accountants, Ernst & Young LLP, the matters required to be discussed with us by the American Institute of Certified Public Accountants, the Securities and Exchange Commission, the Nasdaq Stock Market and the Public Company Accounting Oversight Board, including those required by the Auditing Standard No. 1301, Communications with Audit Committees, as amended.
We have received and reviewed the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board, and have discussed with Ernst & Young LLP their independence, including the written disclosures and letter required by Rule 3526 of the Public Company Accounting Oversight Board.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission. The Board of Directors caused the Form 10-K to be so filed.
Audit Committee:
Lewis Ferguson
Sheryl Kennedy
Marc Montagner
The material in this report is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Stockholder Communication with Board Members
To facilitate direct and unfiltered stockholder communication with our directors, the Company provides direct contact information for each director on the Company’s public website. The Company believes that this approach has served it well, especially given the very substantial percentage of its stock held by institutional investors. In 2019 and 2020, the Board conducted an expansive stockholder outreach program. However, with the stated preference by our stockholders to meet every other year or every three years and the ongoing impact of the COVID-19 pandemic, the Board elected to engage in a more limited outreach in 2021, but intends to resume a broader outreach effort in the future. The Board believes these efforts to be highly productive and responsive to the needs of our stockholders.
In view of the SEC disclosure requirements relating to this issue, the Nominating and Corporate Governance Committee may consider development of more specific procedures. Until any other procedures are developed and posted on the Company’s corporate website at www.cogentco.com, any communications to the Board may be sent directly to the directors or sent to the Company in care of our Secretary.
Code of Ethics
The Company has adopted a code of ethics that applies to its directors, officers and employees. Each of the executive officers is regularly required to certify compliance with the code of ethics. Management of the Company regularly addresses topics and questions related to business ethics and emphasizes the importance of ethical behavior during its employee engagement efforts. This code of ethics may be found on the Company’s website under the tab “About Cogent; Investor Relations; Governance” at www.cogentco.com. The Company intends to satisfy the disclosure requirements regarding an amendment to or waiver from a provision of the code of ethics by posting such information on its website.

Corporate Governance Guidelines
The Board has adopted corporate governance guidelines that establish a framework within which our directors and management can effectively pursue the Company’s objectives for the benefit of our stockholders. The Board believes that establishing these guidelines enhances its ability to foster sustainable growth and create value for our stockholders. The corporate governance guidelines may be found on the Company’s website under the tab “About Cogent; Investor Relations; Governance” at www.cogentco.com.
Board Member Attendance at Annual Meetings
The Company encourages all of its directors to attend the Annual Meeting of Stockholders. Due to the COVID-19 pandemic, all of the directors attended the 2021 Annual Meeting virtually. All directors intend to attend the 2022 Annual Meeting in person. The Company generally holds a Board meeting coincident with the Annual Meeting to minimize director travel obligations and facilitate their attendance at the Annual Meeting.
Director Independence
Nasdaq Marketplace Rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board’s inquiry extended to both direct and indirect relationships with the Company. Based upon both detailed written submissions by its members and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable Nasdaq Marketplace Rules, the Board has determined that all of the directors nominated for election, other than Mr. Schaeffer, are independent.
EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
Set forth below is certain information concerning the executive officers and significant employees of the Company. Biographical information on Mr. Schaeffer is included under “Proposal 1 — Election of Directors.”
Sean Wallace, age 60, joined us in May 2020 as our Chief Financial Officer and Treasurer. Mr. Wallace has over 30 years of experience in finance, telecom banking and other public company management positions. Prior to joining the Company, Mr. Wallace was an investor and operator of industrial real estate projects from 2015. He was also, from 2008 to 2015, a senior manager at Standard Chartered Bank where he led their Corporate Finance and Wholesale Origination efforts on a global basis. He also worked at J.P. Morgan from 1998 to 2007 where his roles included being Co-Head of their Investment Banking efforts in the Asia Pacific region as well as leading their North American Telecom Banking efforts.
R. Brad Kummer, age 73, joined us in 2000 and serves as Vice President of Optical Transport Engineering and Chief Technology Officer. Mr. Kummer spent the 25 years prior to joining us at Alcatel-Lucent Technologies (formerly Lucent Technologies and, prior to that, Bell Laboratories), where he served in a variety of research and development and business development roles relating to optical fibers and systems. In his most recent work at Lucent, he was responsible for optical fiber systems engineering for long haul and metropolitan dense wavelength division multiplexing systems.
Bryant Hird “Guy” Banks, age 57, joined us in 2000 and serves as Vice President of Real Estate. Prior to joining us, Mr. Banks held positions with various affiliates of Security Capital Group Incorporated, including the positions of Vice President of Land Acquisition and Vice President of Development for CWS Communities Trust.
Henry W. Kilmer, age 53, joined us in 2011 and serves as Vice President of IP Engineering. Prior to joining us, Mr. Kilmer held positions with UUNET (now Verizon), Sprint, Digex/Intermedia and Metromedia Fiber Networks/Abovenet (now Zayo) where he was Senior Vice President of Engineering and Operations. Most recently, Mr. Kilmer was President of Terrapin Communications, Inc., a small consulting firm that focused on network consulting and technical strategy development for companies like GPX, Airband, and Switch and Data (now part of Equinix).
James Bubeck, age 55, joined us in 2000 and was appointed as our Chief Revenue Officer and Vice President of Global Sales in October 2015. Prior to being appointed our Chief Revenue Officer and Vice President of Global Sales, Mr. Bubeck served in various capacities in the sales organization of Cogent, most recently, from 2007 to 2015, as Vice President of Central Region Sales, based in Chicago. From 1996 to 2000 he was a sales manager for MCI’s internet network business, which was subsequently divested to Cable and Wireless due to the merger of MCI and Worldcom.
John Chang, age 50, joined us in 2005 and was appointed Chief Legal Officer in May 2019. Prior to being appointed Chief Legal Officer, Mr. Chang served as Vice President and Deputy General Counsel. Prior to joining us, Mr. Chang held legal positions with StarBand Communications, Inc. and Teligent, Inc. and was in private practice with O’Melveny & Myers LLP.
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the compensation program for our Named Executive Officers. During 2021, these individuals were:
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Dave Schaeffer, our Founder and Chief Executive Officer (our “CEO”);

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Sean Wallace, our Chief Financial Officer (our “CFO”);

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R. Brad Kummer, our Vice President of Optical Transport and Engineering and our Chief Technology Officer;

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James Bubeck, our Chief Revenue Officer and Vice President of Global Sales;

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John Chang, our Chief Legal Officer; and

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Timothy G. O’Neill, Cogent’s former Vice President of Field Engineering, Construction, and Network Operations (Mr. O’Neill would have been one of the most highly compensated executive officers but for the fact that he left the Company before the end of the year).

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2021. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why we arrived at the specific compensation decisions for our executive officers, including the Named Executive Officers, for 2021, including the key factors that the Compensation Committee considered in determining their compensation.
Executive Summary
2021 Executive Compensation Highlights
The following summarizes the compensation for our Named Executive Officers for 2021:
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Base Salaries — With the exception of our CEO, who receives no annual base salary, increased their annual base salaries by 2.0% in common with all employees.

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Annual Incentive Compensation for CEO — Based on achievement of 3.8% of revenue growth and 6.3% of adjusted EBITDA growth for 2021, made an annual incentive award in the amount of $352,400 to our CEO. The annual incentive award was paid in 2022. The targets for the annual incentive compensation were 5% revenue growth and 10% adjusted EBITDA growth and the annual incentive compensation of $352,400 was 70.5% of the target annual incentive compensation of $500,000.

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Sales Commissions for Chief Revenue Officer — Based on achievement of 107% of his aggregate revenue targets for 2021, made monthly commission payments totaling $156,988 to Mr. Bubeck;

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Long-Term Incentive Compensation — Granted in 2021 long-term incentive compensation opportunities in the form of time-based restricted stock awards, which vest in 2024, and performance-based restricted stock awards, which vest in 2025 for our CEO and in 2024 for our other Named Executive Officers and are to be earned based on our performance through 2024:

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Our CEO received a time-based restricted stock award of 84,000 shares and a performance-based restricted stock award of 84,000 shares. The metrics for the performance-based award reflect stockholder feedback, with one-third (1∕3) of his performance-based shares vesting based on the Company’s growth rate in revenue, one-third (1∕3) of his performance-based shares vesting based on the Company’s growth rate in cash flow from operating activities and one-third (1∕3) of his performance-based shares vesting based on our total stockholder return (“TSR”), with each portion of the performance-based equity award subject to a cap of 35,000 shares and no shares earned if performance with respect to a target is less than zero.
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Our Named Executive Officers received time-based restricted stock awards of 9,600 shares and performance-based restricted stock awards of 2,400 shares.

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Performance Grants for Chief Executive Officer — Based on our performance, the CEO’s performance-based restricted stock award granted in 2017 vested on January 1, 2021 as to 89,049 shares. The terms of the 2017 performance-based restricted stock award provided that the number of shares to be awarded was determined by multiplying the ratio of the Company’s TSR from April 1, 2017 to December 31, 2020 to the TSR of the Nasdaq National Telecommunications Index (“NTI”) for the same period by the 84,000 target shares, subject to a cap of 105,000 shares. The TSR for each of the Company and the NTI during that period was approximately 62.85% and 53.62%, respectively.

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Performance Grants for Executive Officers — Evaluated the performance-based restricted stock awards granted to our executive officers in 2017, including the Named Executive Officers (other than our CEO), and determined that the performance goal for such awards had been met by the Company, resulting in each of our executive officers earning 100% of such performance-based restricted stock awards.

2022 Executive Compensation Update
In January 2022, the Compensation Committee and the Board granted long-term incentive compensation opportunities to the Company Named Executive Officers in the form of time-based restricted stock awards, which vest in 2025, and performance-based restricted stock awards, which are to be earned based on our performance through the end of 2025.
During 2021, in light of the appreciation in the Company’s stock price, with the assistance of Compensia, the Company’s compensation consultant, the Compensation Committee reviewed the parameters of our CEO’s restricted stock award to determine whether and how the amounts should be adjusted. Following this review in 2021, the Compensation Committee elected to use $10,000,000 as the approximate annual dollar value for the CEO’s restricted stock award. The Compensation Committee, consistent with past practice of granting restricted stock awards with a fixed number of shares, converted the target dollar value accordingly. Based on the target dollar value and the average closing price in 2021 of the Company’s common stock through the date of the Compensation Committee’s determination date of $69.84, in January 2022, our CEO received a time-based restricted stock award of 72,000 shares that begins vesting in 2025 and a performance-based restricted stock award of 88,000 shares that vests in 2026 and is to be earned based on our performance through the end of 2025, with one-third (1∕3) vesting based on the Company’s growth rate in revenue, one-third (1∕3) vesting based on the Company’s growth rate in cash flow from operating activities and one-third (1∕3) vesting based on our TSR, with no shares earned for that metric if performance is less than zero and no additional shares are earned for that metric if performance exceeds 100%. The Compensation Committee expects to follow a similar analysis for the CEO’s future restricted stock awards.
Each of our Named Executive Officers received a time-based restricted stock award of 9,600 shares that vests in 2025 and a performance-based restricted stock award of 2,400 that vests in 2025 based on our performance through 2025.
In addition, with respect to our CEO’s Annual Cash Incentive Compensation opportunity for 2022, which remains the CEO’s only direct cash compensation and is payable in 2023, the Compensation Committee maintained his targets at 5% revenue growth and 10% adjusted EBITDA growth. The Compensation Committee believes these targets remain appropriate in light of the impact of the continuing COVID-19 pandemic on the global economy and, in particular, in the impact of the pandemic in depressing demand for commercial office space in central business districts, which impact was amplified by the spread of the Delta and Omicron variants in the second half of 2021 and early 2022 leading to renewed government restrictions and delayed office re-openings. Our largest customer base is located in buildings located in these central business districts, and the Company has been impacted as these customers are electing not to return to their office space either on a temporary or even permanent basis or slowing the pace of opening new offices.
Pay-for-Performance Discussion
We view our executive compensation practices as an avenue to communicate our goals and standards of conduct and as a means to reward our executive officers for their achievements. We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers and, therefore, that it promotes stability in our leadership.
The Board has established a unifying principle for our executive compensation program: linking the interests of our executive officers to the interests of our stockholders. The Board believes that this alignment of interests incentivizes our executive officers to act in the best interests of the Company.
To ensure our executive officers’ interests are aligned with those of our stockholders and to motivate and reward individual initiative and effort, a substantial portion of our executives’ annual compensation takes the form of equity awards and is, therefore, “at-risk.” 95% of our CEO’s annual target direct compensation consists of equity awards. For our other executive officers, including the other Named Executive Officers, over 70% of their annual target direct compensation is delivered in the form of equity awards.
In 2021, our CEO’s entire cash compensation consisted of his annual incentive compensation opportunity, which is performance-based and at-risk. The majority of our CEO’s restricted stock award is performance-based, meaning that a majority of our CEO’s target total direct compensation for 2021 was performance-based. This dedication to performance-based compensation remains in place for 2022.
Our compensation program focuses upon long-term growth in stockholder value. Restricted stock awards granted to our executives do not vest until three years after the grant date, and, in the case of performance-based restricted stock awards, the performance targets are based on long-term measurements.
To date, the Board has granted equity awards based on a fixed number of shares rather than awards based on a specific dollar value. To ensure that we remain faithful to our compensation philosophy, the Board regularly evaluates the relationship between the reported values of the equity awards granted to our executive officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our total stockholder return over this period. The Board will continue to review both the size of awards and whether awards should be tied to a specific dollar amount; however, as part of this evaluation the Board will acknowledge that increases in the realized value from the awards are necessarily tied to increases in stockholder value and thus these increases are consistent with the goal of our executive compensation program. Consistent with this approach, while our CEO’s restricted stock award for 2022 remains based on a fixed number of shares, the Compensation Committee established a guidepost of $10,000,000 for the award and scaled the award accordingly in recognition of the appreciation in the Company’s stock over the long term.
As the most direct way to tie our CEO’s incentives to total stockholder returns, the Board has structured his compensation almost completely as long-term equity awards. Thus, our CEO sees his primary responsibility as the creation of long-term stockholder value.
In response to stockholder concerns, in 2020, the Board restructured the metrics for our CEO’s performance-based equity award to align a greater portion to metrics that he directly influences: revenue and cash flow. Accordingly, for his 2021 grant, one-third (1∕3) of his performance-based shares were tied to the Company’s growth rate in revenue, one-third (1∕3) to the Company’s growth rate in cash flow from operating activities and one-third (1∕3) to our TSR, with performance measured through 2024 and the number of shares to be earned with respect to each metric subject to a cap. The targets for the Company’s growth rate in revenue and growth rate in cash flow from operating activities were set at 1.5 and 2.0 times, respectively, of the growth rates for the same metrics for companies comprising the NASDAQ Telecommunications Index, and no shares are earned for any target if the growth rates for that target are less than zero or the Company’s

TSR is less than zero. These targets remain in place for the CEO’s performance-based restricted stock award granted in 2022 that vests in 2026 based on performance through 2025.
We believe that our focused emphasis on the use of long-term incentive compensation as the key element of our executive officers’ target total direct compensation opportunities has enabled us to maintain a strong alignment of our executive officers’ and stockholders’ interests and has resulted in the above-market performance of our common stock as illustrated below.
The graph below compares Cogent Communications Holdings’ cumulative 5-Year TSR on common stock with the cumulative total returns of the S&P 500 Index and the NASDAQ Telecommunications Index. The graph tracks the performance of a $100 investment in our common stock and in each index (with the reinvestment of all dividends) from 12/31/2016 to 12/31/2021.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Cogent Communications Holdings, the S&P 500 Index
and the NASDAQ Telecommunications Index

*
$100 invested on 12/31/16 in stock or index, including reinvestment of dividends.Fiscal year ending December 31.

Copyright© 2022 Standard & Poor's, a division of S&P Global. All rights reserved.
	12/16	12/17	12/18	12/19	12/20	12/21
Cogent Communications Holdings	100.00	114.31	119.11	180.92	171.38	218.88
S&P 500	100.00	121.83	116.49	153.17	181.35	233.41
NASDAQ Telecommunications	100.00	117.62	108.29	137.49	166.70	174.78
The graph below compares Cogent Communications Holdings’ cumulative 15 year total stockholder return on common stock with the cumulative 15 year total returns of the S&P 500 Index, the NASDAQ Telecommunications Index, AT&T, Verizon and Lumen. The graph tracks the performance of a $100 investment in our common stock and in each index (with the reinvestment of all dividends) from 12/31/2006 to 12/31/2021.

COMPARISON OF 15 YEAR CUMULATIVE TOTAL RETURN*

$700
$600
$500
$400
$300
$200
$100
$0
12/06
12/07
12/08
12/09
12/10
12/11
12/12
12/13
12/14
12/15
12/16
12/17
12/18
12/19
12/20
12/21
Cogent Communications Holdings
S&P 500
NASDAQ Telecommunications
AT&T Inc
Lumen Technologies Inc
Verizon Communications Inc

*
$100 invested on 12/31/06 in stock or index, including reinvestment of dividends.Fiscal year ending December 31.

Copyright© 2022 Standard & Poor's, a division of S&P Global. All rights reserved.
	12/06	12/07	12/08	12/09	12/10	12/11	12/12	12/13
Cogent Communications Holdings	100.00	146.18	40.26	60.79	87.18	104.13	141.02	257.80
S&P 500	100.00	105.49	66.46	84.05	96.71	98.75	114.56	151.66
NASDAQ Telecommunications	100.00	126.88	77.24	98.83	119.91	136.39	144.78	231.24
AT&T Inc.	100.00	120.58	86.80	90.98	101.57	110.72	130.10	142.80
Lumen Technologies Inc	100.00	95.50	67.26	97.60	134.69	117.00	132.47	115.03
Verizon Communications Inc	100.00	122.19	100.18	104.03	128.01	151.34	171.29	203.21
	12/14	12/15	12/16	12/17	12/18	12/19	12/20	12/21
Cogent Communications Holdings	233.22	239.11	296.74	339.19	353.45	536.87	508.54	649.51
S&P 500	172.42	174.81	195.72	238.44	227.99	299.78	354.93	456.82
NASDAQ Telecommunications	222.61	217.57	200.70	256.81	198.90	236.33	258.46	265.60
AT&T Inc	143.72	155.69	202.22	194.24	151.04	219.94	172.91	158.98
Lumen Technologies Inc	151.48	103.33	105.62	82.55	84.12	79.67	64.46	89.50
Verizon Communications Inc	202.07	209.37	252.74	262.89	292.47	333.03	332.63	307.58
2021 Stockholder Advisory Vote on Named Executive Officer Compensation
At our 2021 Annual Meeting our stockholders approved the advisory vote on our named executive officer compensation, or “Say-on-Pay,” with approximately 94% support. We believe this support is indicative of the Board’s stockholder outreach efforts in 2019 and 2020 as well as its responsiveness to concerns raised during those meetings.

As demonstrated by our continuing, active outreach to our stockholders, we value their opinions on executive compensation, as expressed not only in their Say-on-Pay votes but in our dialogues throughout the year.
Executive Compensation Policies and Practices
We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2021, we maintained the following executive compensation policies and practices, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:
What We Do
•
We maintain an Independent Compensation Committee.   The Compensation Committee consists solely of independent directors who establish our compensation practices.

•
We retain an Independent Compensation Advisor.   The Compensation Committee has engaged its own compensation consultant to provide information, analysis, and other advice on executive compensation independent of management.

•
We conduct an annual Executive Compensation Review.   At least once each year, the Board conducts a review of our compensation strategy.

•
Compensation At-Risk.   Our executive compensation program is designed so that the majority of our executive officers’ compensation is at risk based on corporate performance, and because it is equity-based, aligned to the interests of our stockholders.

•
We Evaluate Compensation-related Risk.   The Board considers our compensation-related risk profile to ensure that our compensation-related risks do not create inappropriate or excessive risk and are not reasonably likely to have a material adverse effect on the Company.

•
Multi-year Vesting Requirements.   Both to retain and to focus our executives on long-term performance, all of our equity awards must be earned over at least a three-year period.

•
Compensation Recovery (“Clawback”) Policy.   We have adopted a compensation recovery (“clawback”) policy that enables the Board to recover incentive compensation from our CEO and our other executive officers in the event of an accounting restatement resulting from misconduct.

•
Stock Ownership Policy.   We have adopted a stock ownership policy for our CEO and the members of the Board under which they must accumulate and maintain, consistent with the terms of the guidelines, shares of our common stock.

•
We Conduct an Annual Stockholder Advisory Vote on Named Executive Officer Compensation.   We conduct an annual stockholder advisory vote on the compensation of the Named Executive Officers. The Board considers the results of this advisory vote during the course of its deliberations and also separately seeks to engage on executive compensation matters with our stockholders.

What We Do Not Do
•
No Guaranteed Bonuses.   We do not provide guaranteed bonuses to our executive officers. Only our CEO and Chief Revenue Officer are eligible to receive annual cash incentive awards, which are entirely performance-based. Our other executive officers are not eligible for cash bonuses.

•
No Defined Benefit Retirement Plans.   We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our executive officers other than the plans and arrangements that are available to all employees. Our executive officers are eligible to participate in our Section 401(k) retirement plan on the same basis as our other employees.

•
No Hedging and Limits on Pledging.   We prohibit our employees, including our executive officers, and the members of the Board from hedging our securities and from pledging our securities on a non-recourse basis. See discussion below on other limitations on pledging of our securities.

•
No Tax Payments on Perquisites.   We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits.

•
No Excise Tax Payments on Future Post-Employment Compensation Arrangements.   We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

•
No Special Welfare or Health Benefits.   We do not provide our executive officers with any welfare or health benefit programs, other than participation in our broad-based employee programs, such as medical, dental and vision benefits, medical and dependent care flexible spending accounts, health savings accounts, long-term and short-term disability insurance, and basic life insurance coverage.

•
No Stock Option Re-pricing.   We do not permit options to purchase shares of our common stock to be re-priced to a lower exercise price without the approval of our stockholders.

Pledging Policy
In 2021, the Board of Directors, led by the Audit Committee, undertook a comprehensive review of the Company’s policy on pledging of the Company’s stock by the Company’s directors, officers and employees. As part of this review, the Board weighed two primary considerations. First, the Board believes that the Company’s longstanding practice of compensating its CEO and other senior executives primarily through restricted stock awards is correct and properly aligns the interests of the Company’s officers with those of its stockholders. The Board is firm in its belief that this practice should continue. Second, the Board recognizes that a pledge of a significant number of shares of the Company’s stock poses a risk to the Company and its other stockholders should a lender foreclose on the pledged shares and sell all or a significant portion of them in a manner that disrupts the market for the shares.
When considering whether to impose a complete prohibition on the pledging of Company stock, the Board recognized that a complete ban on the pledging of Company stock would likely result in Company officers selling shares of the Company in order to provide liquidity to pay taxes due upon the vesting of restricted stock and to meet other expenses. The Board believe this runs counter to its goal of encouraging ownership of the Company’s securities by its executive officers. Moreover, the sale of shares by executive officers, particularly if in large amounts, could have a negative impact on stockholders.
The Board adopted a revised pledging policy that it believes best balances these two considerations. The revised policy (i) prohibits individuals from pledging Company securities to secure a non-recourse loan, (ii) prohibits the holding of Company securities in a margin account, and (iii) permits pledging of Company securities pursuant to a full recourse loan only after the Audit Committee reviews and approves any proposed pledge and the full Board of Directors ratifies such approval.
As part of the approval process, the Audit Committee may request an individual seeking to pledge shares to provide information sufficient for the Committee to evaluate the risk of such pledge, which information may include, but is not limited to, the following:
•
Amount and terms of the full recourse loan;

•
Purpose of the full recourse loan;

•
Terms of the collateral agreement or similar agreement effecting the pledge;

•
Amount of Company securities pledged; and

•
Financial condition of the individual making the pledge.

The Audit Committee shall consider the risk of any such pledge before approval, and as part of this consideration shall weigh some or all of the following factors:
•
The percentage of the Company’s outstanding shares, on a fully diluted basis, represented by the pledged shares, which shall not exceed five percent (5%), including all shares subject to issued and outstanding options, absent exceptional circumstances;

•
The percentage of the individual’s holding of the Company’s securities represented by the pledged shares, which shall not exceed fifty percent (50%), absent exceptional circumstances;

•
The amount and type of the other assets securing such full recourse loan; and

•
The amount of the loan relative to the financial condition of the individual.

The Board believes that this thoughtful, considered approach serves stockholders’ interests by achieving the proper balance between the Company’s compensation practices that encourage ownership of the Company’s securities and the risks presented by the pledging of the Company’s securities.
In 2021, the Audit Committee approved the pledge of 2,400,000 shares of the Company’s common stock by Dave Schaeffer, the Company’s Chairman and Chief Executive Officer. The shares are pledged in connection with full recourse loans and represent less than 5% of the Company’s outstanding shares on a fully diluted basis and 49% of Mr. Schaeffer’s holdings. The current pledge is a reduction from Mr. Schaeffer’s prior position of 3,821,060 shares pledged, which at the time represented approximately 80% of Mr. Schaeffer’s holdings. In evaluating the risk posed by the pledge, the Audit Committee considered the number of shares being pledged, Mr. Schaeffer’s overall financial condition, with specific focus on his liquidity and cash flows, the overall leverage of his financial position, the debt service and maturity structure of his obligations, the other assets securing his obligations, his capital commitments in the near term, and Mr. Schaeffer’s decades of experience in the credit markets and payment history. The Audit Committee also considered the positive impact of Mr. Schaeffer maintaining a significant ownership stake in the Company and implications of the alternate scenario in which Mr. Schaeffer sells a significant portion of his shares as they vest in order to meet related tax obligations. After examining these factors, the Audit Committee was satisfied that Mr. Schaeffer possessed sufficient assets aside from his pledged Company shares to satisfy, if necessary, his indebtedness secured by those shares. As a result, the Audit Committee concluded that the pledge of Company shares by Mr. Schaeffer does not pose a substantial risk to the Company or its other stockholders.
The Audit Committee continues to meet with Mr. Schaeffer on a quarterly basis to review the pledge and Mr. Schaeffer’s financial position. During these meetings, Mr. Schaeffer updates the Audit Committee on his business activities and answers questions regarding the full recourse obligations to which the shares are pledged.
Executive Compensation Philosophy and Program Design
Compensation Philosophy
Our philosophy is to compensate all of our employees, including our executive officers, in a manner that reflects the competitive value of their skills and experience in the marketplace, to pay our sales force and sales management substantial cash commissions based upon revenue generated, and to tie the compensation of our executive officers to the value of our common stock through the grant of restricted stock awards that vest or are earned over multi-year periods.
We believe that the success of our philosophy is demonstrated by our record of revenue growth and increased profitability, our stable and capable leadership, and the appreciation of our common stock.
Program Design
We keep the compensation program for our executive officers simple in the belief that a program consisting of a limited number of easily understood elements results in greater transparency to our stockholders. We have maintained a consistent design of the compensation for our executive officers, which we believe makes it easier for year to year comparisons. We believe the long tenure of our executive officers speaks to the soundness of our compensation approach.
To this end, we structure the annual compensation of our executive officers, including the Named Executive Officers, using only two principal elements: base salary and long-term incentive compensation in the form of equity awards. In addition, the two executive officers who are most directly responsible for driving our revenue growth — our CEO and Chief Revenue Officer — are also eligible to receive annual cash incentive awards based on our performance against pre-established financial objectives. In the case of our CEO, this annual cash incentive award is in lieu of his base salary.

Executive Compensation Program Governance and Process
Role of the Compensation Committee
The current members of the Compensation Committee are all independent directors. In 2021, the Compensation Committee had overall responsibility for our compensation and benefits policies generally, overseeing and evaluating the compensation plans, policies, and programs applicable to our CEO as well as our other executive officers, determining and overseeing the process of evaluating our CEO’s performance, and overseeing the preparation, review and approval of the Compensation Discussion and Analysis section of the 2021 Proxy Statement.
The Board’s practice of developing and maintaining compensation arrangements that are competitive includes a balance between retaining the best possible talent and maintaining a reasonable and responsible cost structure.
When selecting and setting the amount of each compensation element, the Board considers the following factors:
•
our performance against the financial and operational objectives established by the Board;

•
each individual executive officer’s skills, experience, and qualifications relative to other similarly situated executives in the competitive market;

•
the scope of each executive officer’s role compared to other similarly situated executives in the competitive market;

•
the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

•
compensation parity among our executive officers; and

•
our financial performance, including profitability and return of capital to stockholders, relative to our peers.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any single factor on the determination of pay levels quantifiable.
Role of Management
In discharging its responsibilities, the Board works with members of our management, including our CEO. Management provides the Board information on our and each individual’s performance, market data, and its perspective and recommendations on compensation matters. The Board solicits and reviews these recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters. The Board reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our executive officers. Our CEO does not participate in Board discussions regarding his own compensation.
Role of Compensation Consultant
The Compensation Committee has engaged Compensia, a national compensation consulting firm, to serve as its compensation advisor. During 2021, Compensia provided the following services:
•
assisted with the development of a compensation peer group, provided competitive market data based on the compensation peer group for our executive officer positions and evaluated the compensation we pay our executive officers relative to both our performance and how the companies in our compensation peer group compensate their executives;

•
reviewed and analyzed the base salary levels and annual and long-term incentive compensation of our executive officers; and

•
reviewed our executive compensation disclosure, including the Compensation Discussion and Analysis.

In 2021, Compensia provided no services to us other than the consulting services to the Compensation Committee. The Compensation Committee has reviewed the objectivity and independence of the advice it received from Compensia and determined that Compensia is independent and that its work did not raise any conflicts of interest.
Competitive Positioning
Compensia developed and recommended a compensation peer group to be used as a reference for understanding the market for executive talent when making compensation decisions for our executive officers. Compensia determined our compensation peer group by focusing on U.S.-based, publicly traded companies in the following technology industry sectors: telecommunications, Internet, and software. Compensia then selected companies that were similar to us relative to our size, using the following criteria:
•
similar revenue size — ~0.5x to ~2.0x our last four fiscal quarter revenue of approximately $549 million (~$275 million to $1.1 billion); and

•
similar market capitalization — ~0.3x to ~3.0x our market capitalization of $2.7 billion (~$795 million to $7.9 billion).

During its compensation review for 2021, the Committee took into consideration Compensia’s recommended peer group of 16 communications and technology companies for purposes of comparing our executive compensation levels and practices against the competitive market. The companies comprising this compensation peer group were as follows:
8x8	InterDigital
Acacia Communications	Iridium Communications
ATN International	NIC
Bottomline Technologies	QuinStreet
CarGurus	Shenandoah Telecommunications
Cloudera	Stamps.com
Cornerstone OnDemand	Switch
FireEye	Vonage Holdings
For 2022 compensation, Acacia and NIC were removed from our peer group as they were acquired and ATN International was removed as they no longer met our market capitalization criteria. Aspen Technology, Fastly and Qualys were added as replacements. The Committee intends to review our compensation peer group at least annually and to make adjustments to its composition, as necessary, taking into account changes in both our business and the businesses of the companies in the compensation peer group.
The Committee does not believe that it is appropriate to make compensation decisions, whether regarding base salaries or long-term incentive compensation, based upon any type of benchmarking. The Committee does believe that information regarding the compensation practices at other companies is useful in at least two respects. First, the Committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness of individual executive compensation elements and of our overall executive compensation packages. The information provided by the peer group analysis is only one of several factors that the Committee considers, however, in making its compensation decisions. The Committee also considers, among other factors, the relative responsibilities and talents of our executive officers, the ability to replace their particular skillsets and institutional knowledge and the financial performance of the Company relative to its peers, including revenue growth, profitability and the return of capital to stockholders.
Individual Compensation Elements
For 2021, our executive compensation program consisted of the following two principal elements:
•
base salary (except for our CEO, whose base salary was replaced with an annual cash incentive compensation opportunity in 2015); and

•
long-term incentive compensation in the form of time-based restricted stock awards and performance-based restricted stock awards.

In addition, we provide an annual cash incentive compensation opportunity to our CEO and a sales commission opportunity to Mr. Bubeck, our Chief Revenue Officer. We did not provide any other executive officers with an annual cash incentive award opportunity in 2021.
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation intended to attract and retain highly talented individuals.
Generally, we establish the initial base salaries of our executive officers through arms-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, the Board reviews the base salaries of our executive officers from time to time and adjusts base salaries as it determines to be necessary or appropriate.
It is the general policy of the Board to provide our executive officers with the same general salary increase granted to all employees each year. Consistent with this policy, in 2021, our executive officers (other than our CEO), received the same 2% base salary increase as our other employees.
Since 2015 our CEO has not received any base salary.
Annual Cash Incentive Compensation
Except for our CEO and our Chief Revenue Officer, an annual incentive compensation award in the form of a cash bonus has not been a part of our executive compensation program. This policy continued in effect in 2021.
Annual Cash Incentive Opportunity for Our CEO
As in 2020, our CEO was eligible to receive an annual cash incentive award based on our ability to improve our financial performance year over year as measured by two equally weighted metrics: increases in revenue and increases in adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”) (as defined in the Company’s earnings releases).
For purposes of his 2021 incentive compensation opportunity, our CEO was eligible to receive a cash award in the amount of $250,000 if our revenue growth for the year equaled or exceeded by 5% our prior year revenue and, separately, an additional cash award in the amount of $250,000 if our adjusted EBITDA growth for the year equaled or exceeded by 10% our prior year adjusted EBITDA. If the growth of these performance metrics was less than the target level specified, he would receive a proportionally smaller amount. If the performance measure is zero or negative the annual cash incentive for that performance shall be zero.
Our revenue grew 3.8% from 2020 to 2021 and our adjusted EBITDA grew 6.3% from 2020 to 2021. Based on the framework the Board had established for determining his annual cash incentive award, this resulted in a cash award in the amount of $191,000 for the revenue metric and a cash award in the amount of $161,400 for the adjusted EBITDA metric, or an aggregate annual cash incentive award in the amount of $352,400. In 2021, the Board reduced his targets to 5% revenue growth and 10% EBITDA growth from the 2020 targets of 10% revenue growth and 15% EBITDA growth to account for the impact of the COVID-19 pandemic.
Incentive Compensation Opportunity for Chief Revenue Officer
Due to the importance of his position in driving revenue and, therefore, stockholder value, Mr. Bubeck was eligible to receive monthly commissions based on our revenue for each month of 2021. Since revenue growth is critical to our success, the Board believes that it is important to directly link a significant portion of Mr. Bubeck’s target total direct compensation to achieving our monthly revenue targets. Together with his performance-based restricted stock award, Mr. Bubeck’s sales commission opportunity is a second compensation element focused on the Company’s customer acquisition and satisfaction, a structure the Company also believes is important for its Chief Revenue Officer.
At the beginning of 2021, monthly revenue growth targets were established for Mr. Bubeck for the year and his target commission for the year was set at $146,880. Mr. Bubeck’s commissions were paid monthly and determined each month by measuring our actual net new revenue for each month, measured both company-wide and on a regional basis, against the preestablished revenue growth targets for that month, with the resulting percentage multiplied by his target commissions for each category for the month. A component of Mr. Bubeck’s revenue growth targets for 2021 were lowered by 10% from their 2020 levels in light of the impact of the COVID-19 pandemic on demand from our corporate customers. In 2021, approximately 37% of Mr. Bubeck’s target total cash compensation was tied to the achievement of these monthly revenue targets.
For 2021, Mr. Bubeck achieved 107% of his aggregate revenue target for the year. Accordingly, he received $156,988 of his target commission of $146,880 based on his monthly performance against his targets.
Long-Term Incentive Compensation
We believe that the strongest alignment of executive and stockholder interests arises from their common ownership of our equity securities. Accordingly, the Board allocates the largest portion of our executive officer’s target total direct compensation to long-term incentive compensation in the form of equity awards. The Board believes that equity awards focus our executive officers, including the Named Executive Officers, on increasing stockholder value over the long-term, provides a meaningful reward for appreciation in our stock price and long-term value creation, and motivates them to remain employed with us.
Over the last several years, the long-term incentive compensation opportunities of our executive officers, including the Named Executive Officers, have been delivered in the form of restricted stock awards that vest no earlier than 30 months from that grant date. As noted above, these awards have represented approximately 95% of our CEO’s target total direct compensation, and, on average, over 70% of the target total direct compensation of our other executive officers.
As with their other compensation elements, the Board determines the amount of long-term incentive compensation for our executive officers as part of its annual compensation review and, after taking into consideration the competitive market environment, the recommendations of our CEO (except with respect to his own equity award), the proportion of our total shares of common stock outstanding used for annual employee long-term incentive compensation awards (our “burn rate”), and the other factors described above.
In 2021, the Board granted a combination of time-based restricted stock awards and performance-based restricted stock awards to our executive officers, including the Named Executive Officers. The equity awards granted to the Named Executive Officers for 2021 were as follows:
Named Officer	Time Based Restricted Stock (# shares)	Time Based Restricted Stock (grant date fair value)	Performance Based Restricted Stock (# shares)	Performance Based Restricted Stock (grant date fair value)	Aggregate Grant Date Fair Value
Dave Schaeffer	84,000	5,223,960	105,000	5,924,100	$11,148,060
Sean Wallace	9,600	597,024	2,400	149,256	$746,280
James Bubeck	9,600	597,024	2,400	149,256	$746,280
Brad Kummer	9,600	597,024	2,400	149,256	$746,280
John Chang	9,600	597,024	2,400	149,256	$746,280
Timothy O’Neill	9,600	597,024	2,400	149,256	$746,280
The number of shares subject to performance-based restricted stock awards represents the maximum number of shares that may be earned. Stock was valued based on (i) a closing price of $62.19 per share on the grant date of February 24, 2021 for Messrs. Wallace, Bubeck, Kummer, Chang and O’Neill and (ii)) a closing price of $62.19 per share on the grant date of February 24, 2021 for Mr. Schaeffer other than with respect to his performance-based award of up to 35,000 shares based upon market conditions which was valued via an appraised value of $44.88 per share.
Equity Awards Granted to Our CEO
Time-Based Restricted Stock Award.   Our CEO’s time-based restricted stock award vests in equal monthly increments of 7,000 shares each commencing January 1, 2024 and ending on December 1, 2024.
Performance-Based Restricted Stock Award.   Our CEO’s performance-based shares vest on April 1, 2025 as follows: one-third (1∕3) based on our growth rate in revenue, one-third (1∕3) based on our growth rate in cash flow from operating activities and one-third (1∕3) based on our TSR, all as measured over a performance period commencing on April 1, 2021 and ending on December 31, 2024.
•
If our revenue growth rate for the performance period is positive, then the number of shares that will vest with respect to the award will be determined by dividing (i) the Company’s actual revenue growth rate, by (ii) the product of (x) the percentage growth in the revenue for the companies comprising the Nasdaq Telecommunications Index (“NTI”) for the performance period against the revenue of the companies comprising the NTI at the end of the performance period and (y) 1.5, and then multiplying the resulting fraction by 28,000 (one-third of the target number of shares), provided, however no more than 35,000 shares will vest based on the revenue growth metric. Revenue growth rate for the Company and the NTI are calculated using organic growth only, excluding any impact of any merger, acquisition or business combination. If our revenue growth rate for the performance period is zero or negative, then no shares vest based on that metric.

•
If our cash flow from operating activities growth rate for the performance period is positive, then the number of shares that vest will be determined by dividing (i) our actual cash flow from operating activities growth rate, by (ii) the product of (x) the percentage growth in cash flow from operating activities for the companies comprising the NTI for the performance period against the revenue of the companies comprising the NTI at the end of the performance period and (y) 2.0, and then multiplying the resulting fraction by 28,000 (one-third of the target number of shares), provided, however that no more than 35,000 shares will vest based on the growth in cash flow metric. Cash flow from operating activities growth rate for the Company and the NTI are calculated using organic growth only, excluding any impact of any merger, acquisition or business combination. If our cash flow from operating activities growth rate for the performance period is zero or negative, then no shares will vest based on the growth in cash flow metric.

•
If our TSR for the performance period is positive, then the number of shares that vest will be determined by dividing our TSR by the TSR of the NTI for the performance period and multiplying that percentage by 28,000 (one-third the target number of shares); provided, however, no more than 35,000 shares will vest based on the TSR metric. If our TSR for the performance period is zero or negative, then no shares will vest based on the TSR metric. For purposes of the performance-based restricted stock award, our “TSR” is to be calculated by comparing an amount invested in Cogent to the same amount invested in the NTI at the beginning of the performance period with all dividends reinvested during the performance period. In calculating our TSR, the average market price of our common stock for the 20 trading days prior to the measurement date is used.

•
Any shares that do not vest based on satisfaction of the performance targets at the end of the performance period are forfeited and canceled.

In addition, our CEO’s restricted stock awards made in 2021 are eligible for accelerated vesting as follows:
•
Death or disability — Upon a termination of employment due to death or disability, all of the unvested time-based restricted stock and 84,000 shares of performance-based restricted stock will vest.

•
Retirement — Upon a termination of employment due to retirement, all of the unvested time-based restricted stock and, upon expiration of the performance period, the actual number of shares that will vest is based on our actual performance for the performance period.

•
Termination of employment — In the event that our CEO’s employment is terminated entitling him to severance under the terms of his employment agreement either prior to or more than six months after a change in control of the Company, then the number of shares that he would have vested in had he remained employed during the severance period (which will be determined based on the number of months used to calculate severance under his employment agreement) will vest and, upon expiration of the performance period, the actual number of shares that will vest is based on our actual performance for the performance period, but prorated based on the number of days elapsed from the beginning of the performance period through the last day of his applicable severance period.

•
Change in control — Immediately prior to a change in control of the Company, the performance period will end and the number of shares of his performance based stock that will vest based on our actual performance against the performance metrics through such date provided he remains employed with us through January 1, 2024. However if during the six months following the change in control, his employment is terminated without cause or he terminates his employment for good reason, a “double trigger,” then he will vest in those shares.

Equity Awards Granted to Other Named Executive Officers
Time-Based Restricted Stock Awards.   Time-based restricted stock granted in 2021 to the other Named Executive Officers vests in equal quarterly increments on March 1, June 1, September 1, and December 1, 2024.
Performance-Based Restricted Stock Awards.   Performance-based restricted stock granted in 2021 to the other Named Executive Officers vests (if at all) on December 1, 2024, based on the attainment of customer satisfaction goals over the period April 1, 2021 to November 1, 2024 as determined and evaluated by the Board.
In addition, the restricted stock awards granted to the other Named Executive Officers are eligible for accelerated vesting as follows:
•
Death, disability, retirement, or change in control — Upon a termination of employment due to death, disability, or retirement and upon a change in control of the Company (even if not accompanied by a termination of employment), all of the unvested time-based restricted stock and performance-based restricted vests.

•
Other termination of employment — In the event of a termination of employment entitling the Named Executive Officer to severance under the terms of his employment agreement, he will vest in the time-based restricted stock that he would have vested in had he remained employed during his severance period (based on the number of months used to calculate severance under his employment agreement), and, upon expiration of the performance period, he will vest in the performance-based stock based on actual performance for the performance period prorated based on the number of days elapsed from the beginning of the performance period through the last day of his applicable severance period.

In the event of a termination of employment other than as provided in the foregoing paragraphs, the Named Executive Officer will forfeit any unvested time-based restricted stock and performance-based restricted stock.
In 2021, in connection with its review of the performance-based restricted stock awards given to our executive officers (other than our CEO) in 2018, the Board evaluated the attainment of the customer satisfaction performance goal established for such awards. With the assistance of our CEO, the Board reviewed the Company’s Net Promoter Score, which measures the willingness of the Company’s customers to recommend our services to others. We believe this is a useful measure of our customer’s overall satisfaction with our service. Net Promoter Scores range from -100 to 100. For 2021, the Company’s Net Promoter Score was 67, which is outstanding for an internet service provider. Our CEO explained that the score indicated that the Company has achieved unusually high customer satisfaction levels, particularly within our industry. Accordingly, the Board determined that the customer satisfaction performance goals had been met and that our executive officers had earned 100% of their restricted stock awards.

Welfare and Health Benefits
We have established a tax-qualified Section 401(k) retirement plan for all of our employees in the United States, including our executive officers. Currently, we match contributions made to the plan by our employees up to 2.0% of their compensation. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code (the “Code”) so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.
In addition, we provide other benefits to our executive officers, including the Named Executive Officers, on the same basis as all of our full-time employees. These benefits include medical, dental and vision benefits (paid for on a shared based by the employee and the Company), medical and dependent care flexible spending accounts, health savings accounts, short-term and long-term disability insurance, and basic life insurance coverage. For employees outside of the United States, we provide benefits consistent with local laws and competitive with local markets.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Perquisites or other personal benefits are not a component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, including the Named Executive Officers.
In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Board.
Employment Agreements
We have entered into written employment agreements with each of the Named Executive Officers (other than Mr. Bubeck).
Each of these employment agreements provides for “at will” employment. These agreements also set forth the rights and responsibilities of each party and protect both parties’ interests in the event of a termination of employment by providing the Named Executive Officer with the opportunity to receive certain post-employment payments and benefits in the event of certain terminations of employment, including following a change in control of the Company. Finally, these employment agreements prohibit the Named Executive Officer from engaging, directly or indirectly, in competition with us or disclosing our confidential information or business practices. These post-employment compensation arrangements are described in more detail in the discussion entitled “Post-Employment Compensation” below.
For information on the specific terms and conditions of the employment agreements of the Named Executive Officers, see the discussion of “Employment Agreements and Potential Post-Employment Compensation Arrangements” in this Proxy Statement.
Post-Employment Compensation
We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment.
In determining payment and benefit levels under the various circumstances triggering the post-employment compensation provisions of our Named Executive Officers’ employment agreements, the Compensation Committee has drawn a distinction between voluntary terminations of employment and terminations of employment for cause, and terminations of employment without cause or as a result of a change in control of the Company. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the Named Executive Officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation.
In addition, the written agreements for the equity awards granted to the Named Executive Officers contain provisions covering a change in control of the Company. We believe that these arrangements are designed to align the interests of management and stockholders when considering the long-term future for the Company. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of our stockholders. Specifically, these agreements provide that:
•
the unvested restricted stock awards granted to the Named Executive Officers (other than our CEO) vest in full upon a change in control of the Company; and

•
in the case of our CEO the vesting of his awards will accelerate only if, in the event of a change in control of the Company, there is also a subsequent involuntary loss of employment by him (a so-called “double-trigger” arrangement).

The written agreements for the equity awards granted to the Named Executive Officers also provide for accelerated vesting upon their death, disability, or retirement.
We have no arrangements with the Named Executive Officers providing for excise tax payments (or “gross-ups”) relating to a change in control of the Company.
For information on the post-employment compensation arrangements for the Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of 2021, see “Employment Agreements and Potential Post-Employment Compensation Arrangements” in this Proxy Statement.
Other Compensation Policies and Practices
Stock Ownership Policy
We have adopted a stock ownership policy for our CEO and the members of the Board to align their interests with the interests of our stockholders. For 2021, this policy provided that:
•
our CEO is required to own that number of shares of our common stock with a market value equal to ten times his annual cash compensation or $3 million, whichever is greater; and

•
the members of the Board are required to own that number of shares of our common stock equal to twice the number of shares granted in their annual equity awards.

New members of the Board are required to reach the required ownership threshold within a specified period of time once they join the Board.
As of December 31, 2021, except as noted below, each of the individuals subject to our stock ownership policy satisfied his or her stock ownership requirement. Mr. Ferguson joined the board in October 2018, Ms. Kennedy joined the Board in November 2019 and Mr. de Sa joined the Board in December 2021, and each is currently accumulating shares of our common stock to meet the ownership requirement.
In 2022, in light of the change in the methodology for calculating director compensation, the Board amended the stock ownership policy to require that members of the Board are required to own 10,000 shares of our common stock. No other provisions of the stock ownership policy were changed.
Compensation Recovery (“Clawback”) Policy
To further align the interests of our executive officers and stockholders and promote good governance practices, we have adopted a compensation recovery (“clawback”) policy providing that, in the event of a financial restatement resulting from misconduct, the Board will seek repayment of all cash-based incentive compensation or performance-based equity awards erroneously paid or granted to our executive officers based on the original financial statements if the amount paid or awarded would have been lower had they been based on the restated financial statements.
Hedging, Derivatives, and Pledging Policies
Our Hedging, Derivatives and Pledging Policy prohibits our employees, including our executive officers, and the members of the Board from hedging our securities and from entering into a derivative contract involving our securities (except for ownership of options to purchase shares of our common stock granted in connection with employment). Among the investment vehicles that are subject to this prohibition are:
•
puts, calls, and futures contracts involving our securities whether covered or not;

•
swaps involving our securities;

•
forward contracts involving our securities;

•
shorting our securities; and

•
pledging our securities to secure a non-recourse loan.

Our Hedging, Derivatives and Pledging Policy also (i) prohibits the holding of Company securities in a margin account, and (ii) permits pledging of Company securities pursuant to a full recourse loan only after the Audit Committee reviews and approves any proposed pledge and the full Board of Directors ratifies such approval. Any pledging pursuant to a full recourse loan may not exceed either (x) 50% of the pledgor’s shares or (y) 5% of outstanding shares of the Company on a fully diluted basis.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Due to the changes in the tax laws which went into effect in 2017, the Company generally will not be able to deduct compensation paid to any of its Named Executive Officers in excess of $1 million. While the Compensation Committee has historically considered ways to maintain tax deductibility of the compensation for our Named Executive Officers, it is likely that the Company will pay compensation which will not be deductible under the Internal Revenue Code.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of the Board, including restricted stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

2021 Summary Compensation Table
The following table sets forth the cash and non-cash compensation paid or incurred on our behalf to our Chief Executive Officer, our principal financial officer, and each of our three other most highly compensated executive officers who were serving as executive officers at the end of 2021 (our “Named Executive Officers”), whose annual compensation equaled or exceeded $100,000 for the three years ended December 31, 2021, December 31, 2020 and December 31, 2019. Mr. O’Neill would have been a Named Executive Officer but left the Company before the end of 2021.
Name	Principal Position	Year	Salary	Bonus	GRANT DATE VALUE Stock Awards(a)		Non Equity Incentive Plan Compensation(c)	All other Compensation(b)	TOTAL
Dave Schaeffer	CEO	2021	$0	$0	$11,148,060	(d)	$352,000	$4,398	$11,504,458
		2020	$0	$0	$13,875,660	(e)	$229,145	$5,705	$14,110,510
		2019	$0	$0	$9,343,950	(f)	$173,969	$5,600	$9,523,519
Sean Wallace	CFO	2021	$350,000	$0	$746,280	(g)		$5,700	$1,101,980
		2020	$233,333	$0	$913,320	(h)		$0	$1,146,653
James Bubeck	Chief Revenue Officer	2021	$243,251	$0	$746,280	(g)	$156,988	$5,700	$1,152,219
		2020	$238,481	$0	$921,480	(i)	$133,898	$5,705	$1,299,564
		2019	$233,805	$0	$662,400	(j)	$105,750	$5,600	$1,007,555
Brad Kummer	Chief Technology Officer	2021	$297,744	$0	$746,280	(g)		$5,700	$1,049,724
		2020	$291,905	$0	$921,480	(i)		$5,705	$1,219,090
		2019	$286,182	$0	$662,400	(j)		$5,308	$953,890
John Chang	Chief Legal Officer	2021	$261,449	$0	$746,280	(g)		$5,700	$1,013,429
		2020	$256,323	$0	$921,480	(i)		$5,705	$1,183,508
		2019	$251,297	$0	$697,500	(k)		$5,600	$954,397
Timothy O’Neill	VP	2021	$132,428	$0	$746,280	(g)		$6,357	$885,065
		2020	$311,595	$0	$921,480	(i)		$5,705	$1,238,780
		2019	$305,485	$0	$662,400	(j)		$5,600	$973,485

(a)
Amounts represent the grant date fair value of stock awards computed in accordance with FASB Accounting Standards Codification 718. For additional information regarding the assumptions used in determining these values, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(b)
Consists of employer matching amounts contributed to the Company’s 401(k) defined contribution plan.

(c)
Consists of cash compensation earned for performance against financial targets. See text above for a description of the criteria.

(d)
Consist of a restricted stock award of 189,000 shares made on February 24, 2021 of which 154,000 shares were valued at $62.19 per share and 35,000 shares were valued via an appraised value at $44.88 per share since they are based upon market conditions. Up to 105,000 shares vest on April 1, 2025 subject to certain performance conditions as described in the text above and 84,000 shares vest monthly at 7,000 per month in 2024.

(e)
Consist of a restricted stock award of 189,000 shares made on February 14, 2020 of which 154,000 shares were valued at $76.79 per share and 35,000 shares were valued via an appraised value at $56.00 per share since they are based upon market conditions. Up to 105,000 shares vest on January 1, 2024 subject to certain performance conditions as described in the text above and 84,000 shares vest monthly at 7,000 per month in 2023.

(f)
Consist of a restricted stock award of 189,000 shares made on May 1, 2019 of which 84,000 shares were valued at $55.20 per share and 105,000 shares were valued via an appraised value at $44.83 per share since they are based upon market conditions. Up to 105,000 shares vest on January 1, 2023 subject to certain performance conditions as described in the text above and 84,000 shares vest monthly at 7,000 per month in 2022.
(g)
Consist of a restricted stock award of 12,000 shares made on February 24, 2021 valued at $62.19 per share of which 2,400 shares vest on December 1, 2021 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2024 to December 1, 2024.

(h)
Consist of a restricted stock award of 12,000 shares made on May 11, 2020 valued at $76.11 per share of which 3,000 shares vest on June 1, 2021 and 750 shares quarterly beginning on September 1, 2021 to June 1, 2024.

(i)
Consist of a restricted stock award of 12,000 shares made on February 14, 2020 valued at $76.79 per share of which 2,400 shares vest on December 1, 2023 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2023 to December 1, 2023.

(j)
Consist of a restricted stock award of 12,000 shares made on May 1, 2019 valued at $55.20 per share of which 2,400 shares vest on December 1, 2022 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2022 to December 1, 2022.

(k)
Consist of a restricted stock award of 12,000 shares made on May 1, 2019 valued at $55.20 per share of which 2,400 shares vest on December 1, 2022 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2022 to December 1, 2022 and an award of 600 shares made on June 1, 2019 of which 150 shares vest on June 1, 2020 and 450 shares vest semi-annually each May 1 and November 1 until November 1, 2022.

2021 Grants of Plan-Based Awards Table
The following table provides information with regard to the grants of plan-based awards to each Named Executive Officer during our fiscal year ended December 31, 2021.
Mr. Schaeffer’s performance-based cash bonus is based on the growth of the Company’s revenue and EBITDA, as adjusted. If the revenue growth equals or exceeds 5%, he will receive $250,000, and, separately, if EBITDA, as adjusted, growth equals or exceeds 10%, he will receive $250,000. If the growth of the performance measures is less than the amount specified, he would receive a proportionally lesser amount. For example, if revenue growth equaled 2.5% and EBITDA growth equaled 8%, he would be paid 50% of $250,000 or $125,000 of the revenue growth bonus and 80% of $250,000 or $200,000 of the EBITDA growth bonus.
Mr. Bubeck’s commission is based on sales as measured by revenue growth, measured both on a company wide basis and as the sum of regional performance with the company wide revenue growth target commission constituting approximately 84% of the total target commission. If the revenue growth generated by the sales organization for a particular month is 100% of each of Mr. Bubeck’s revenue targets, he will receive 100% of $12,240 for that month. If the percentage is more or less than 100% then he receives a proportionally greater or lesser amount, subject to a 50% floor on the company wide revenue growth and 100% ceiling on the regional revenue growth. For example, if revenue were at 40% of each of his targets for the month, then he would be paid 50% of target commissions for the company wide revenue growth and 40% of the target commissions for the regional revenue growth, for a total of $5,920 for the month. If revenues were 200% of each of his revenue growth targets, he would receive 200% of the target commissions for the company wide revenue growth and 100% of the target commissions for the regional revenue growth for a total of $22,480 for the month.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	NOTES	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target	Maximum	All Other Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(a)
Dave Schaeffer	2/24/2021	(b)(c)	—	$500,000	$500,000		84,000	105,000	84,000	$11,148,060
Sean Wallace	2/24/2021	(d)						2,400	9,600	$746,280
James Bubeck	2/24/2021	(d)(e)	—	$146,880	unlimited			2,400	9,600	$746,280
Brad Kummer	2/24/2021	(d)						2,400	9,600	$746,280
John Chang	2/24/2021	(d)						2,400	9,600	$746,280
Timothy O’Neill	2/24/2021	(d)						2,400	9,600	$746,280

(a)
Except as otherwise noted, amounts represent the grant date fair value of stock awards computed in accordance with FASB Accounting Standards Codification 718. For additional information regarding the assumptions used in determining these values, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(b)
Consist of a restricted stock award of 189,000 shares made on February 24, 2021 of which 154,000 shares were valued at $62.19 per share and 35,000 shares were valued via an appraised value at $44.88 per share since they are based upon market conditions. Up to 105,000 shares vest on April 1, 2025 subject to certain performance conditions as described in the text above and 84,000 shares vest monthly at 7,000 per month in 2024.

(c)
Mr. Schaeffer’s annual cash award is based on achieving revenue and EBITDA, as adjusted, targets as described in the text above.

(d)
Consist of a restricted stock award of 12,000 shares made on February 24, 2021 valued at $62.19 per share of which 2,400 shares vest on December 1, 2024 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2024 to December 1, 2024.

(e)
While in theory Mr. Bubeck’s commission is unlimited it is in practice limited by the Company’s ability to accept and install service for new customers. The performance measures of this annual commission are described in the text above.

2021 Outstanding Equity Awards at Fiscal Year End Table
The following table shows the information regarding the stock options and stock awards held by our Named Executive Officers on December 31, 2021.
	STOCK AWARDS
Name		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(a)
Dave Schaeffer	(b)			105,000	$7,683,900
	(c)	84,000	$6,147,120	105,000	$7,683,900
	(d)	84,000	$6,147,120	105,000	$7,683,900
	(e)	84,000	$6,147,120	105,000	$7,683,900
Sean Wallace	(f)	7,500	$548,850
	(g)	9,600	$702,528	2,400	$175,632
James Bubeck	(h)	9,600	$702,528	2,400	$175,632
	(i)	9,600	$702,528	2,400	$175,632
	(g)	9,600	$702,528	2,400	$175,632
Brad Kummer	(h)	9,600	$702,528	2,400	$175,632
	(i)	9,600	$702,528	2,400	$175,632
	(g)	9,600	$702,528	2,400	$175,632
John Chang	(h)	9,600	$702,528	2,400	$175,632
	(i)	9,600	$702,528	2,400	$175,632
	(g)	9,600	$702,528	2,400	$175,632
	(j)	180	$13,172

(a)
Valued using the closing market price of our common stock on December 31, 2021 — $73.18

(b)
Up to 105,000 shares vest on January 1, 2022 subject to certain performance conditions as described in the text above.

(c)
Up to 105,000 shares vest on January 1, 2023 subject to certain performance conditions as described in the text above and 84,000 shares vest monthly at 7,000 per month in 2022.

(d)
Up to 105,000 shares vest on January 1, 2024 subject to certain performance conditions as described in the text above and 84,000 shares vest monthly at 7,000 per month in 2023.

(e)
Up to 105,000 shares vest on January 1, 2025 subject to certain performance conditions as described in the text above and 84,000 shares vest monthly at 7,000 per month in 2024.

(f)
750 shares quarterly beginning on March 1, 2022 to June 1, 2024.

(g)
2,400 shares vest on December 1, 2024 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2024 to December 1, 2024.

(h)
2,400 shares vest on December 1, 2022 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2022 to December 1, 2022.

(i)
2,400 shares vest on December 1, 2023 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2023 to December 1, 2023.

(j)
90 shares vest on May 1, 2022 and 90 shares vest on November 1, 2022

2021 Option Exercises and Stock Vested Table
The following table shows information regarding option exercises by our named executive officers during the fiscal year ended December 31, 2021, and the value of stock awards at the time of vesting for stock awards that vested during the year.
Name	Option Awards Number of Shares Acquired on Exercise	Value Realized On Exercise	Stock Awards Number of Shares Acquired on Vesting	Value Realized On Vesting
Dave Schaeffer			173,049	$11,270,584
Sean Wallace			4,500	$335,183
James Bubeck			12,000	$853,608
Brad Kummer			12,000	$853,608
John Chang			3,680	$281,115
Timothy O’Neill			48,000	$3,585,048
Employment Agreements and Potential Post-Employment Compensation Arrangements
Dave Schaeffer Employment Agreement.   Mr. Schaeffer has an employment agreement that provides for his services as our Chief Executive Officer. He also receives all of our standard employee benefits. If he is discharged without cause or resigns for “good reason,” he is entitled to a lump sum amount equal to his annual salary at the time and continuation of his benefits for one year (subject to the same employee contribution for benefits as when he was employed). Under the terms of the restricted stock awards that have been granted to him in the event of death, disability, or retirement, 100% of his then-unvested restricted stock awards will vest immediately. For restricted stock grants made in or after 2017 vesting accelerates upon a change in control only if he is discharged after a change in control (a “double trigger” arrangement). In the event of a change in control, the total dollar value of the restricted stock that immediately vests will not exceed three times his annual compensation. Had his employment been terminated without cause or had he resigned for “good reason” on December 31, 2021, he would have received no cash payment because he is not currently receiving a salary. He would have continued to vest in his restricted stock awards during his one-year severance period and would have vested in certain other awards after the end of that severance period. “Good reason” for resignation includes removal from his position as CEO or failure to elect him as chairman of the Board of Directors. The value of his post-employment compensation is shown in the table below.
Sean Wallace Employment Agreement.   Mr. Wallace’s employment agreement provides that in the event his employment with us is terminated without cause or he resigns for good reason he is entitled to six months’ base salary and continuation of benefits for six months (subject to the same employee contribution for benefits as when he was employed). Under the terms of the grants of restricted stock he is also entitled to continued vesting of his restricted stock during his severance period. In the event of death, disability, retirement, or a change in control the vesting of his restricted stock accelerates so that he will be 100% vested. In the event of a change in control resulting in his termination without cause or resignation for good reason, 100% of his then-restricted stock will vest immediately and he will receive his severance payment as a lump sum. The value of his post-employment compensation is shown in the table below.
James Bubeck.   Mr. Bubeck does not have an employment agreement with us that provides for severance. In the event of death, disability, retirement, or a change in control, the vesting of his restricted stock accelerates so that he will be 100% vested; provided that, in the event of a change in control, the total dollar value of the restricted stock that immediately vests shall not exceed three times his annual compensation. The value of his post-employment compensation is shown in the table below.
R. Brad Kummer Employment Agreement.   Mr. Kummer’s employment agreement provides that in the event his employment with us is terminated without cause or he resigns for good reason he is entitled to three months’ salary and continuation of benefits for six months (subject to the same employee contribution for benefits as when he was employed). Under the terms of the grants of restricted stock he is also entitled to continued vesting of his restricted stock during his severance period. In the event of death, disability, retirement, or a change in control the vesting of his restricted stock accelerates so that he will be 100% vested. In the event of a change in control resulting in his termination without cause or resignation for good reason, 100% of his then-restricted stock will vest immediately and he will receive his severance payment as a lump sum. The value of his post-employment compensation is shown in the table below.
John Chang Employment Agreement.   Mr. Chang’s employment agreement provides that in the event his employment with us is terminated without cause or he resigns for good reason he is entitled to six months’ base salary and continuation of benefits for six months (subject to the same employee contribution for benefits as when he was employed). Under the terms of the grants of restricted stock he is also entitled to continued vesting of his restricted stock during his severance period. In the event of death, disability, retirement, or a change in control the vesting of his restricted stock accelerates so that he will be 100% vested. In the event of a change in control resulting in his termination without cause or resignation for good reason, 100% of his then-restricted stock will vest immediately and he will receive his severance payment as a lump sum. The value of his post-employment compensation is shown in the table below.
Timothy G. O’Neill Employment Agreement.   Mr. O’Neill left the Company prior to the end of 2021. Mr. O’Neill’s employment agreement provided that in the event his employment with us is terminated without cause or he resigns for good reason he is entitled to six months’ base salary and continuation of benefits for six months (subject to the same employee contribution for benefits as when he was employed). Under the terms of the grants of restricted stock he was also entitled to continued vesting of his restricted stock during his severance period. In the event of death, disability, retirement, or a change in control the vesting of his restricted stock accelerated so that he will be 100% vested. In the event of a change in control resulting in his termination without cause or resignation for good reason, 100% of his then-restricted stock would have vested immediately and he would have received his severance payment as a lump sum. The value of his post-employment compensation had he remained employed with the Company through the end of 2021 is shown in the table below.
The table below shows the estimated payments that would have been received by each Named Executive Officer in the event of termination without cause, change in control, and termination without cause upon a change in control as of December 31, 2021. For Mr. O’Neill this table assumes he remained with the Company at the end of 2021. For purposes of this disclosure, our common stock has been valued at the closing market price on December 31, 2021, which was $73.18.
		Termination without cause(a)	Change of control(b)	Termination without cause upon a change of control(c)
Dave Schaeffer	Cash	$—	$—	$—
	Stock vesting	$19,669,558	$19,925,444	$36,882,720
	Total	$19,669,558	$19,925,444	$36,882,720
Sean Wallace	Cash	$175,000	$—	$175,000
	Stock vesting	$170,802	$1,427,010	$1,427,010
	Total	$345,802	$1,427,010	$1,602,010
James Bubeck	Cash	$—	$—	$—
	Stock vesting	$220,491	$2,634,480	$2,634,480
	Total	$220,491	$2,634,480	$2,634,480
Brad Kummer	Cash	$74,436	$—	$74,436
	Stock vesting	$322,431	$2,634,480	$2,634,480
	Total	$396,867	$2,634,480	$2,708,916
John Chang	Cash	$130,725	$—	$130,725
	Stock vesting	$620,334	$2,634,480	$2,634,480
	Total	$751,059	$2,634,480	$2,765,205

		Termination without cause(a)	Change of control(b)	Termination without cause upon a change of control(c)
Timothy O’Neill(d)	Cash	$158,914	$—	$158,914
	Stock vesting	$620,334	$2,634,480	$2,634,480
	Total	$779,248	$2,634,480	$2,793,394

(a)
For Mr. Schaeffer, these figures assume that the target number of performance shares are earned.

(b)
For Mr. Schaeffer, these figures assume that he remains employed through the applicable target date and that the target number of performance shares are earned.

(c)
For Mr. Schaeffer, these figures assume that the termination occurs within six months of the occurrence of the change of control

(d)
Mr. O’Neill left the Company prior to the end of 2021. These figures assume he was employed at the end of 2021.

CEO Pay Ratio
For 2021, the annual total compensation of our median employee calculated in the same manner as our CEO’s as set forth in the Summary Compensation Table above was $88,542. The ratio of the two was 143:1. Our median employee was determined as of December 31, 2021 by calculating the total compensation of each employee other than the CEO and determining the median. Total compensation includes salary, commissions, and the grant date value of stock awards made in 2021. Compensation of employees outside the U.S. was converted to U.S. dollars using average exchange rates for 2021.

DIRECTOR COMPENSATION
The non-employee members of our Board of Directors were compensated in 2021 as follows for their services:
•
7,000 shares of our common stock issued in increments of 1,750 shares per quarter;

•
$1,000 per in-person Board meeting; and

•
Reimbursement of travel expenses.

The following table shows the amounts earned or paid in 2021
2021 Director Compensation Table
	Fees Earned in Cash	Stock Awards(a)	TOTAL
Blake Bath	$1,000	$485,188	$486,188
Steven Brooks	$1,000	$485,188	$486,188
Marc Montagner	$1,000	$485,188	$486,188
Lewis Ferguson	$1,000	$485,188	$486,188
Carolyn Katz	$1,000	$485,188	$486,188
Sheryl Kennedy	$1,000	$485,188	$486,188

The compensation of David Schaeffer, who is a director and our Chief Executive Officer is disclosed in the Summary Compensation Table, above, and is therefore not shown in the Director Compensation table. He does not receive compensation for serving as a director.
(a)
Amounts represent the grant date fair value of stock awards computed in accordance with FASB Accounting Standards Codification 718. For additional information regarding the assumptions used in determining these values, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

The Board of Directors amended their compensation beginning in 2022. For 2022, non-employee members of our Board of Directors will receive
•
$375,000 in shares of our common stock issued in quarterly installments in arrears, with the number of shares in each quarterly installment determined by dividing $375,000 by the average closing price of the Company’s common stock for the preceding quarter and dividing the result by 4;

•
$1,000 per in-person Board meeting; and

•
Reimbursement of travel expenses.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board is responsible for determining compensation for the Company’s executive officers, and administering the 2017 Incentive Award Plan and the 2004 Incentive Award Plan (although no new grants are issued under that plan), the Company’s management bonus plan and other compensation programs. The Compensation Committee has reviewed and discussed the Compensation, Discussion and Analysis with management and based on that review and discussion, recommended to our Board of Directors its inclusion in this Proxy Statement.
Compensation Committee:
Blake Bath                       Steven Brooks
The material in this report is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
RISK ASSESSMENT IN COMPENSATION PROGRAMS
The Board and the Compensation Committee have reviewed and considered all of our compensation policies and practices and does not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2021, Blake Bath (Chair), Steven Brooks and Carolyn Katz served on our Compensation Committee. Ms. Katz resigned from the Board of Directors in December 2021.
During 2021:
•
none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•
none of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $120,000;

•
none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions) of any entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•
none of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and

•
none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions) of another entity where one of that entity’s executive officers served as a director on the Company’s Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table provides summary information regarding beneficial ownership of our outstanding capital stock, based on information available to the Company as of February 28, 2022, for:
•
each person or group who beneficially owns 5% or more of our capital stock on a fully diluted basis;

•
each of the executive officers named in the Summary Compensation Table;

•
each of our directors and nominees to become a director; and

•
all of our directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock held by them. The information has been compiled by the Company from reports filed with the SEC and other information available to the Company. Shares of common stock that will vest or are subject to options currently exercisable or exercisable within the period 60 days after February 28, 2022, are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person.
Unless otherwise noted, the address for each director and executive officer is c/o Cogent Communications Holdings, Inc., 2450 N Street, NW, 4th Floor, Washington, D.C. 20037.  The shares of stock to which this table applies are shares of common stock. The Company has no other class of stock.
Name and Address of Beneficial Owner	Amount Owned	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street, New York, NY 10055	7,072,055	14.7%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd, Malvern, PA 19355	4,835,162	10.1%
Renaissance Technologies LLC(3) 800 Third Avenue, New York, NY 10022	2,178,356	4.5%
Dave Schaeffer(4)	4,898,781	10.2%
Steven Brooks	33,500	*
Blake Bath	17,675	*
Marc Montagner	56,600	*
Lewis Ferguson	13,100	*
Sheryl Kennedy	4,900	*
Paul de Sa	0	*
Brad Kummer(5)	64,800	*
James Bubeck(5)	51,542	*
Sean Wallace(5)	34,275	*
John Chang(5)	51,860	*
Directors and executive officers as a group (12 persons)(6)	5,275,033	11.0%

*
Denotes less than 1% ownership.

(1)
BlackRock, Inc. has sole voting power over  6,858,724 shares of our common stock and sole dispositive power over 7,072,055 shares of our common stock. BlackRock, Inc. reports on behalf of the following subsidiaries: BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc.,

BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited and BlackRock Fund Managers Ltd. The information herein regarding this stockholder is derived from such stockholder’s Schedule 13G/A filed with the SEC on January 27, 2022.
(2)
The Vanguard Group, Inc. has sole dispositive power over 4,698,045 shares of our common stock, shared voting power over 98,969 shares of our common stock and shared dispositive power over 137,117 shares of our common stock. The information herein regarding this stockholder is derived from such stockholder’s Schedule 13G/A filed with the SEC on February 9, 2022.

(3)
Renaissance Technologies LLC has sole voting power over 2,178,356 shares of our common stock, and sole dispositive power over 2,178,356 shares of our common stock on behalf of both Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation. Renaissance Technologies Holdings Corporation owns the majority of shares of Renaissance Technologies LLC and therefore beneficially owns the same shares. The information herein regarding this stockholder is derived from such stockholder’s Schedule 13G/A filed with the SEC on February 10, 2022.

(4)
Includes 4,898,781shares of common stock. Includes 713,000 shares of restricted stock that may be voted but remain subject to certain vesting provisions. Of the shares owned, 2,400,000 shares remain pledged as security for full recourse loans.

(5)
Consists of common stock (not all of which is vested). Also includes performance shares with voting rights, granted in years 2019, 2020, 2021 and 2022, respectively. These performance shares will vest in years 2022, 2023, 2024 and 2025, respectively. As of February 28, 2022, of the shares shown in the table for Mr. Kummer, 48,000 shares are not yet vested. As of February 28, 2022, of the shares shown in the table for Mr. Bubeck, 48,000 shares are not yet vested. As of February 28, 2022, of the shares shown in the table for Mr. Wallace, 1,500 shares are not yet vested. As of February 28, 2022, of the shares included in the table for Mr. Chang, 48,180 shares of Company’s common stock are not yet vested.

(6)
Consists of Dave Schaeffer, Steven Brooks, D. Blake Bath, Marc Montagner, Lewis Ferguson, Sheryl Kennedy, Paul de Sa, James Bubeck, R. Brad Kummer, Henry Kilmer, John Chang and Sean Wallace. As of February 28, 2022, of the shares included in the table for Mr. Kilmer, 48,000 shares of Company’s common stock are not yet vested.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information as of December 31, 2021 about our common stock that may be issued under our stockholder approved equity compensation plan:
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,306,778	$58.31	1,158,243
Equity compensation plans not approved by security holders	0	0	—
Total	1,306,778	$58.31	1,158,243

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Employment Agreements
We have employment agreements with most of our named executive officers as described in “Employment Agreements and Potential Post-Employment Compensation Arrangements.”
Our Headquarters Lease
In February 2020, the Company’s Audit Committee reviewed and approved an extension of the Company’s lease agreement for its headquarters building from May 2020 to May 2025. No other terms of the lease were amended. The Company originally entered into a lease agreement for its headquarters building with Sodium LLC, whose owner is the Company’s Chief Executive Officer, Dave Schaeffer, in 2015. The Company moved into the headquarters building in May 2015. The fixed annual rent for the headquarters building is $1.0 million per year plus an allocation of taxes and utilities. The extension of the lease term is for five years and is cancelable at no cost by the Company upon 60 days’ notice. The Company’s Audit Committee reviewed and approved the lease as a related party transaction. We believe that the lease is on terms at least as favorable to us as could have been obtained from an unaffiliated third party. The Company paid $1.7 million in 2021, $1.7 million in 2020, and $1.7 million in 2019 for rent and related costs (including taxes and utilities) for this lease.
Mr. Montagner was a Named Executive Officer of a Customer
Mr. Montagner, the Lead Independent Director of the Company and a member of our Audit Committee and Nominating and Corporate Governance Committee, served as the Chief Financial Officer at Endurance International Group Holdings, Inc. (NASDAQ: EIGI) from August 2015 to February 2021. Endurance International was a customer of Cogent prior to August of 2015. The total amount paid to Cogent by Endurance International and its subsidiaries in 2021 was $119,800. The services provided to Endurance International are standard services that the Company provides to other customers. The Board concluded that Mr. Montagner did not have a material interest in these transactions and that he remained an independent director.
Approval of Related Party Transactions
The Audit Committee is responsible for reviewing, approving or ratifying any transaction in which the Company and any of our directors, director nominees, executive officers, 5% stockholders and their immediate family members are participants and in which such persons have a direct or indirect material interest as provided under SEC rules. The company does not have a written policy for reviewing these transactions. However, in the course of reviewing potential related person transactions, the Audit Committee considers the nature of the related person’s interest in the transaction; the presence of standard prices, rates or charges or terms otherwise consistent with arm’s length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for the Company entering into the transaction with the related person; the potential effect of the transaction on the status of a director as an independent, outside or disinterested director or committee member; and any other factors the Audit Committee may deem relevant. In the case of the headquarters lease described above the Audit Committee reviewed information on comparable leases in making its determination to approve the lease.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of these reports and written representations we received from our directors and executive officers, we believe that all filings required to be made by these persons during 2021 were made on a timely basis.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee reappointed Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2021. In making this appointment, the Audit Committee considered whether the audit and non-audit services Ernst & Young LLP provides are compatible with maintaining the independence of our outside auditors. The Audit Committee has adopted a policy that sets forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young LLP before the firm is retained.
Representatives of Ernst & Young LLP will not be present at the Annual Meeting but are expected to be available by telephone to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.
Fees and Services of Ernst & Young LLP
The following table summarizes fees billed to us by Ernst & Young LLP for fiscal years 2020 and 2021; all services were pre-approved by the Audit Committee:
(in thousands)
Service	2020	2021
Audit Fees(1)	$1,912	$1,964
Audit-Related Fees	$—	$—
Tax Fees(2)	$90	$253
All Other Fees	$—	$—
TOTAL	$2,002	$2,217

(1)
Fees for audit services include fees associated with the annual audit, the review of the financial statements included in our quarterly reports on Form 10-Q, professional services associated with the Company’s issuance of debt, and statutory audits (in jurisdictions where required).

(2)
Tax fees include professional services related to tax compliance and tax planning.

All services performed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with its pre-approval policy. The policy describes the audit, audit-related, tax and other services permitted to be performed by the independent registered public accountants, subject to the Audit Committee’s prior approval of the services and fees. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent registered public accountants without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require separate pre-approval by the Audit Committee.
STOCKHOLDER PROPOSALS
Stockholders who wish to submit a proposal to be included in the Proxy Statement for the 2023 Annual Meeting of Stockholders may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, a stockholder must submit their proposal by November      , 2022 to Ried Zulager, Secretary, Cogent Communications Holdings, Inc., 2450 N Street NW, 4th Floor, Washington, D.C. 20037. The proposal must comply with the SEC’s proxy rules.
Additionally, the Company’s Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing during the period 120 to 90 days before the first anniversary of the date of the preceding year’s annual meeting or, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered during the period 120 to 90 days before such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company. These stockholder notices must set forth certain information specified in the Bylaws. For information about the required information, see “Annual Meeting of Stockholders” in the Meetings of Stockholders section of the Bylaws.
OTHER MATTERS
The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.
It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.
A copy of the Company’s 2021 Annual Report to Stockholders accompanies this Proxy Statement. The Company has filed an Annual Report on Form 10-K for its fiscal year ended December 31, 2021 (the “Form 10-K”) with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Cogent Communications Holdings, Inc., 2450 N Street, NW, 4th Floor, Washington, D.C. 20037, Attn: Investor Relations. Stockholders may also obtain a copy of the Form 10-K by accessing the Company’s website at www.cogentco.com under the tab “About Cogent; Investor Relations; Reports.”
Householding of Proxies
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.
The Company will promptly deliver, upon written or oral request by such stockholder, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. To request individual copies for each stockholder in your household, please contact our Investor Relations department by e-mail at investor.relations@cogentco.com, by mail to Cogent Communications Holdings, Inc., 2450 N Street, NW, 4th Floor, Washington, D.C. 20037, Attn: Investor Relations, or by phone at 202-295-4274. To ask that only one set of the documents be mailed to your household, please contact your bank, broker or other nominee or, if you are a stockholder of record, please call our transfer agent, Computershare Shareholder Services, at +1-800-368-5948 toll free from within the United States or +1-781-575-4223 toll free International, or by mail to Computershare, P.O. Box 505000, Louisville, KY 40233-5000, United States. The transfer agent also has the following website: www.computershare.com/investor.
By Order of the Board of Directors
Ried Zulager, Secretary
Washington, D.C.
March     , 2022

Annex A
AMENDED AND RESTATED BYLAWS
OF
COGENT COMMUNICATIONS HOLDINGS, INC.
(as of May    , 2022)

A-i

A-ii

ARTICLE I.
OFFICES
Section 1.   REGISTERED OFFICE.   The registered office of Cogent Communications Holdings, Inc. (the “Corporation”) shall be in the City of Dover, County of Kent, State of Delaware.
Section 2.   OTHER OFFICES.   The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II.
MEETINGS OF STOCKHOLDERS
Section 3.   PLACE OF MEETINGS.   Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.
Section 4.   NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.   The annual meeting of stockholders shall be held each year at a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.
(A)   ANNUAL MEETING OF STOCKHOLDERS.
(1)   Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 4 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 4.
(2)   For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and or such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business of nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(3)   Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 4 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
(B)   SPECIAL MEETINGS OF STOCKHOLDERS.   Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 9. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 4 is delivered to the Secretary of the Corporation, who shall be entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 4. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 4 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting, or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.
(C)   GENERAL
(1)   Only such persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4. Except as otherwise provided by law or the Certificate of Incorporation, the chairman of the meeting shall have the power and duty to (a) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 4 and (b) if any proposed nomination or business is not in compliance with this Section 4 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation required by clause (c)(iv) of Section (A)(2) of this By-law), to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.
(2)   For purposes of this Section 4, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation, with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3)   Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4. Nothing in this Section 4 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors under specified circumstances.
Section 5.   QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF.   A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.
Section 6.   VOTING.   When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.
Section 7.   PROXIES.   At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article 6, Section 53 hereof.
Section 8.   SPECIAL MEETINGS.   Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least a majority of the entire capital stock of the Corporation, issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 9.   NOTICE OF MEETINGS.   Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.
Section 10.   MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST.   The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 11.   STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, including the election of directors, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE III.
DIRECTORS
Section 12.   THE NUMBER OF DIRECTORS.   The number of directors which shall constitute the whole Board shall be nine (9). Thereafter, the number of directors constituting the whole Board may be increased or decreased, from time to time, in conformity with the Certificate of Incorporation or any Stockholders Agreement (as defined below). The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 13, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation, any stockholders agreement, the execution of which is approved unanimously the Board of Directors (a “Stockholders Agreement”), or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.
Section 13.   VACANCIES.   Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, provided, however, that the Board of Directors shall not take any action unless and until the any Stockholders entitled to designate nominees of the Board of Directors under any Stockholders Agreement have been given adequate opportunity to do so.
Section 14.   POWERS.   The Board of Directors shall elect and appoint management to manage the business and property of the Corporation. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
Section 15.   PLACE OF DIRECTORS’ MEETINGS.   The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Delaware.
Section 16.   REGULAR MEETINGS.   Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.
Section 17.   SPECIAL MEETINGS.   Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on forty-eight hours’ notice to each director, either personally or by mail or by facsimile; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors.
Section 18.   QUORUM.   At all meetings of the Board of Directors, a majority of the then-appointed directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation, by any Stockholders Agreement or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum. At any meeting, a director shall have the right to be accompanied by counsel (provided that such counsel shall agree to any confidentiality restrictions reasonably imposed by the Corporation) and an observer (to the extent such right is agreed upon in any Stockholders Agreement).
Section 19.   ACTION WITHOUT MEETING.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
Section 20.   TELEPHONIC MEETINGS.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
Section 21.   COMMITTEES OF DIRECTORS.   The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall make recommendations regarding the management of the business and affairs of the Corporation.
Section 22.   MINUTES OF COMMITTEE MEETINGS.   Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.
Section 23.   COMPENSATION OF DIRECTORS.   Unless otherwise restricted by the Certificate of Incorporation, any Stockholders Agreement or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV.
INDEMNIFICATION AND INSURANCE
Section 24.   POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.   Subject to Section 26 of this Article 4, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonably cause to believe that his or her conduct was unlawful.
Section 25.   POWER TO INDEMNIFY IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.   Subject to Section 26 of this Article 4, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit or by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 26.   AUTHORIZATION OF INDEMNIFICATION.   Any indemnification under this Article 4 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 24 or 25 of this Article 4, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense if any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
Section 27.   GOOD FAITH DEFINED.   For purposes of any determination under Section 26 of this Article 4, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 27 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as director, officer, employee or agent. The provisions of this Section 27 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 24 or 25 of this Article 4, as the case may be.

Section 28.   INDEMNIFICATION BY A COURT.   Notwithstanding any contrary determination in the specific case under Section 26 of this Article 4, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 24 and 25 of this Article 4. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 24 or 25 of this Article 4, as the case may be. Neither a contrary determination in the specific case under Section 26 of this Article 4 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 28 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
Section 29.   EXPENSES PAYABLE IN ADVANCE.   Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 4. Notwithstanding the foregoing, the Corporation shall not be required to advance any expenses to an Indemnitee in the event and to the extent that such Indemnitee has entered a plea of guilty in the applicable criminal proceeding.
Section 30.   NON-EXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.   The indemnification and the advancement of expenses provided by or granted pursuant to this Article 4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of persons specified in Section 24 and 25 of this Article 4 shall be made to the fullest extent permitted by law. The provisions of this Article 4 shall not be deemed to preclude the indemnification of any person who is not specified in Section 24 or 25 of this Article 4 but whom the Corporation has the power or obligation to indemnify under the provision of the Delaware General Corporation Law (“DGCL”) or otherwise.
Section 31.   INSURANCE.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 4.
Section 32.   CERTAIN DEFINITIONS.   For the purposes of this Article 4, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article 4 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article 4, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer which respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 4.
Section 33.   SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 4 shall, unless otherwise provided when authorized or ratified. continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 34.   LIMITATION ON INDEMNIFICATION.   Notwithstanding anything contained in this Article 4 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 28 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
Section 35.   INDEMNIFICATION OF EMPLOYEES AND AGENTS.   The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article 4 to directors and officers of the Corporation.
ARTICLE V.
OFFICERS
Section 36.   OFFICERS.   The officers of this corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.
Section 37.   ELECTION OF OFFICERS.   The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.
Section 38.   COMPENSATION OF OFFICERS.   The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors on the advice and consent of the Compensation Committee thereof.
Section 39.   TERM OF OFFICE; REMOVAL AND VACANCIES.   The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.
Section 40.   CHAIRMAN OF THE BOARD.   The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and shall have no power or authority to manage the affairs of the corporation.
Section 41.   CHIEF EXECUTIVE OFFICER.   The Chief Executive Officer of the Corporation shall be the principle officer of the Corporation and shall have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.
Section 42.   PRESIDENT.   The President shall be the chief operating officer of the Corporation. He shall assist the Chief Executive Officer at the Chief Executive Officer’s discretion in the performance of his duties.

Section 43.   VICE PRESIDENTS.   The Vice Presidents shall assist the President at the President’s discretion in the performance of his duties.
Section 44.   SECRETARY.   The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors.
He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
Section 45.   ASSISTANT SECRETARY.   The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.
Section 46.   TREASURER.   The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
Section 47.   ASSISTANT TREASURER.   The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.
ARTICLE VI.
CERTIFICATES OF STOCK
Section 48.   CERTIFICATES.   Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation, except that the Board of Directors may provide that some or all of any class or series of stock will be uncertificated shares. No decision to have uncertificated shares will apply to stock represented by a certificate until that certificate has been surrendered to the Corporation.
Section 49.   SIGNATURES ON CERTIFICATES.   Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
Section 50.   STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES.   If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 51.   LOST CERTIFICATES.   The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 52.   TRANSFERS OF STOCK.   Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book.
Section 53.   FIXING RECORD DATE.   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 54.   REGISTERED STOCKHOLDERS.   The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.
ARTICLE VII.
GENERAL PROVISIONS
Section 55.   DIVIDENDS.   Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 56.   PAYMENT OF DIVIDENDS; DIRECTORS’ DUTIES.   Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.
Section 57.   CHECKS.   All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.
Section 58.   FISCAL YEAR.   The fiscal year of the Corporation shall be the calendar year.

Section 59.   CORPORATE SEAL.   The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” Said Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 60.   MANNER OF GIVING NOTICE.   Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or by facsimile or e-mail at such fax or e-mail addresses as the directors have last given to the Secretary.
Section 61.   WAIVER OF NOTICE.   Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VIII.
AMENDMENTS
Section 62.   AMENDMENT.   These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors or stockholders at any annual, regular or special meeting, in accordance with the Certificate of Incorporation and any Stockholders Agreement, if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Proposals — THE BOARD OF DIRECTORS RECOMMENDS A A VOTE “FOR” ALL PROPOSALS. OF DIRECTORS RECOMMENDS A A VOTE “FOR” ALL PROPOSALS.1. PROPOSAL - Election of Directors: 01 - Dave Schaeffer 02 - D. Blake Bath 03 - Steven D. Brooks 1 U P X 04 - Paul de Sa 05 - Lewis H. Ferguson, III 06 - Sheryl Kennedy 07 - Marc Montagner For Against Abstain 2. PROPOSAL - To approve the amended and restated bylaws of the Company for the sole purpose of amending Section 12 of the bylaws to increase the size of the Board of Directors to nine (9) directors. 3. PROPOSAL - To vote on the ratification of the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accountants for the Company for the fiscal year ending December 31, 2022. 4. PROPOSAL - To hold an advisory vote to approve named executive officer compensation 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. For Against Abstain B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 2022 1 U P X 530696

IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TOBE HELD ON MAY 4, 2022.THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS (FORM 10-K) ARE AVAILABLE AT:https://www.cogentco. com/en/about-cogent/investor-relations/reports qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — COGENT COMMUNICATIONS HOLDINGS, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2022 AT 9:00 A.M. The undersigned holder of common stock, par value $0.001, of Cogent Communications Holdings, Inc. (the “Company”) hereby appoints Ried Zulager, John B. Chang or Robert Bowman, or any of them, as proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all common stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 4, 2022 at 9:00 a.m. local time, at the Company’s offices at 2450 N St. NW, Washington, DC 20037, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” the election of each director nominee named in Proposal 1, “FOR” Proposals 2, 3 and 4 and in the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement in which the proposals are fully explained. The Board of Directors of Cogent recommends voting FOR the election of each director nominee named in Proposal 1—Election of Directors, FOR Proposal 2— approval of the amended and restated bylaws of the Company for the sole purpose of increasing the size of the Board of Directors to nine (9) directors, FOR Proposal 3— Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2022, and FOR Proposal 4—Advisory Vote to Approve Named Executive Officer Compensation. You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Ried Zulager; by delivering a duly executed proxy bearing a later date to the Company; or by attending theAnnual Meeting and voting in person.